                                                                     EXHIBIT 4.1

================================================================================

================================================================================


                             MATRIA HEALTHCARE, INC.

                                       and

                       EACH OF THE GUARANTORS NAMED HEREIN

                                       and

                             WELLS FARGO BANK, N.A.

                                   as Trustee

                           --------------------------

                                    INDENTURE

                             Dated as of May 5, 2004

                           --------------------------

                          $75,000,000 Principal Amount

              4.875% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2024


================================================================================

================================================================================

                              CROSS-REFERENCE TABLE

   TIA                                                                                   Indenture
Section                                                                                   Section
-------                                                                                 -----------
310(a)(1)........................................................................           7.10
   (a)(2)........................................................................           7.10
   (a)(3)........................................................................           N.A.
   (a)(4)........................................................................           N.A.
   (a)(5)........................................................................           N.A.
   (b)...........................................................................           7.08; 7.10; 13.02
   (c)...........................................................................           N.A.
311(a)...........................................................................           7.11
   (b)...........................................................................           7.11
   (c)...........................................................................           N.A.
312(a)...........................................................................           2.05
   (b)...........................................................................          13.03
   (c)...........................................................................          13.03
313(a)...........................................................................           7.06
   (b)(1)........................................................................           N.A.
   (b)(2)........................................................................           7.06
   (c)...........................................................................           7.06; 13.02
   (d)...........................................................................           7.06
314(a)...........................................................................           4.03
   (b)...........................................................................           N.A.
   (c)(1)........................................................................          13.04
   (c)(2)........................................................................          13.04
   (c)(3)........................................................................           N.A.
   (d)...........................................................................           N.A.
   (e)...........................................................................          13.05
   (f)...........................................................................           N.A.
315(a)...........................................................................           7.01(B)
   (b)...........................................................................           7.05; 13.02
   (c)...........................................................................           7.01(A)
   (d)...........................................................................           7.01(C)
   (e)...........................................................................           6.11
316(a) (last sentence)...........................................................           2.09
   (a)(1)(A).....................................................................           6.05
   (a)(1)(B).....................................................................           6.04
   (a)(2)........................................................................           N.A.
   (b)...........................................................................           6.07
   (c)...........................................................................           N.A.
317(a)(1)........................................................................           6.08
   (a)(2)........................................................................           6.09
   (b)...........................................................................           2.04
318(a)...........................................................................          13.01

                                       I

                                TABLE OF CONTENTS


                                                                                                               Page

I.       DEFINITIONS AND INCORPORATION BY REFERENCE                                                               1

         1.01 Definitions.........................................................................................1
         1.02 Other Definitions...................................................................................6
         1.03 Incorporation by Reference of Trust Indenture Act...................................................8
         1.04 Rules of Construction...............................................................................8

II.      THE SECURITIES                                                                                           9

         2.01 Form and Dating.....................................................................................9
         2.02 Execution and Authentication........................................................................9
         2.03 Registrar, Paying Agent and Conversion Agent.......................................................10
         2.04 Paying Agent to Hold Money in Trust................................................................11
         2.05 Securityholder Lists...............................................................................11
         2.06 Transfer and Exchange..............................................................................11
         2.07 Replacement Securities.............................................................................12
         2.08 Outstanding Securities.............................................................................12
         2.09 Securities Held by the Company or an Affiliate.....................................................13
         2.10 Temporary Securities...............................................................................13
         2.11 Cancellation.......................................................................................13
         2.12 Defaulted Interest.................................................................................14
         2.13 CUSIP Numbers......................................................................................14
         2.14 Deposit of Moneys..................................................................................14
         2.15 Book-Entry Provisions for Global Securities........................................................14
         2.16 Special Transfer Provisions........................................................................15
         2.17 Restrictive Legends................................................................................16

III.     REDEMPTION                                                                                              17

         3.01 Right of Redemption................................................................................17
         3.02 Notices to Trustee.................................................................................23
         3.03 Selection of Securities to Be Redeemed.............................................................23
         3.04 Notice of Redemption...............................................................................23
         3.05 Effect of Notice of Redemption.....................................................................25
         3.06 Deposit of Redemption Price........................................................................26
         3.07 Securities Redeemed in Part........................................................................26
         3.08 Purchase of Securities at Option of the Holder.....................................................27
         3.09 Repurchase at Option of Holder upon a Repurchase Event.............................................30
         3.10 Conversion Arrangement on Call for Redemption......................................................36

IV.      COVENANTS                                                                                               37

         4.01 Payment of Securities..............................................................................37

         4.02 Maintenance of Office or Agency....................................................................37
         4.03 Rule 144A Information and Annual Reports...........................................................38
         4.04 Compliance Certificate.............................................................................38
         4.05 Stay, Extension and Usury Laws.....................................................................39
         4.06 Corporate Existence................................................................................39
         4.07 Notice of Default..................................................................................39
         4.08 Limitation on Layering Indebtedness................................................................39
         4.09 Additional Subsidiary Guarantees...................................................................40
         4.10 Further Instruments and Acts.......................................................................40

V.       SUCCESSORS                                                                                              40

         5.01 When Company May Merge, Etc........................................................................40
         5.02 Successor Substituted..............................................................................40

VI.      DEFAULTS AND REMEDIES                                                                                   41

         6.01 Events of Default..................................................................................41
         6.02 Acceleration.......................................................................................43
         6.03 Other Remedies.....................................................................................43
         6.04 Waiver of Past Defaults............................................................................44
         6.05 Control by Majority................................................................................44
         6.06 Limitation on Suits................................................................................44
         6.07 Rights of Holders to Receive Payment...............................................................45
         6.08 Collection Suit by Trustee.........................................................................45
         6.09 Trustee May File Proofs of Claim...................................................................45
         6.10 Priorities.........................................................................................46
         6.11 Undertaking for Costs..............................................................................46

VII.     TRUSTEE                                                                                                 46

         7.01 Duties of Trustee..................................................................................46
         7.02 Rights of Trustee..................................................................................47
         7.03 Individual Rights of Trustee.......................................................................48
         7.04 Trustee's Disclaimer...............................................................................48
         7.05 Notice of Defaults.................................................................................49
         7.06 Reports by Trustee to Holders......................................................................49
         7.07 Compensation and Indemnity.........................................................................49
         7.08 Replacement of Trustee.............................................................................50
         7.09 Successor Trustee by Merger, Etc...................................................................51
         7.10 Eligibility; Disqualification......................................................................51
         7.11 Preferential Collection of Claims Against Company..................................................51

VIII.    DISCHARGE OF INDENTURE                                                                                  51

         8.01 Termination of the Obligations of the Company and Guarantors.......................................51
         8.02 Application of Trust Money.........................................................................52
         8.03 Repayment to Company...............................................................................52

         8.04 Reinstatement......................................................................................52

IX.      AMENDMENTS                                                                                              52

         9.01 Without Consent of Holders.........................................................................52
         9.02 With Consent of Holders............................................................................53
         9.03 Compliance with Trust Indenture Act................................................................54
         9.04 Revocation and Effect of Consents..................................................................55
         9.05 Notation on or Exchange of Securities..............................................................55
         9.06 Trustee Protected..................................................................................55

X.       CONVERSION                                                                                              55

         10.01 Conversion Privilege; Restrictive Legends.........................................................55
         10.02 Conversion Procedure..............................................................................58
         10.03 Fractional Shares.................................................................................59
         10.04 Taxes on Conversion...............................................................................59
         10.05 Company to Provide Stock..........................................................................59
         10.06 Adjustment of Conversion Rate.....................................................................60
         10.07 No Adjustment.....................................................................................65
         10.08 Other Adjustments.................................................................................66
         10.09 Adjustments for Tax Purposes......................................................................66
         10.10 Notice of Adjustment..............................................................................66
         10.11 Notice of Certain Transactions....................................................................67
         10.12 Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on
                 Conversion Privilege............................................................................67
         10.13 Trustee's Disclaimer..............................................................................68
         10.14 Rights Distributions Pursuant to Shareholders' Rights Plans.......................................68

XI.      SUBORDINATION                                                                                           69

         11.01 Agreement to Subordinate..........................................................................69
         11.02 Certain Definitions...............................................................................69
         11.03 Liquidation; Dissolution; Bankruptcy..............................................................70
         11.04 Default on Designated Senior Indebtedness.........................................................70
         11.05 Acceleration of Securities........................................................................71
         11.06 When Distribution Must Be Paid Over...............................................................71
         11.07 Notice by the Company.............................................................................72
         11.08 Subrogation.......................................................................................72
         11.09 Relative Rights...................................................................................72
         11.10 Subordination May Not Be Impaired by the Company..................................................73
         11.11 Distribution or Notice to Representative..........................................................73
         11.12 Rights of Trustee and Paying Agent................................................................73

XII.     SUBSIDIARY GUARANTEES                                                                                   74

         12.01 Guarantees........................................................................................74
         12.02 Effectiveness of Subsidiary Guarantees............................................................75

         12.03 Subordination of Subsidiary Guarantees............................................................75
         12.04 Limitation on Guarantor Liability.................................................................76
         12.05 Execution and Delivery of Subsidiary Guarantees...................................................76
         12.06 Guarantors May Consolidate, Etc., on Certain Terms; Release.......................................76

XIII.    MISCELLANEOUS                                                                                           77

         13.01 Trust Indenture Act Controls......................................................................77
         13.02 Notices...........................................................................................77
         13.03 Communication by Holders with Other Holders.......................................................78
         13.04 Certificate and Opinion as to Conditions Precedent................................................78
         13.05 Statements Required in Certificate or Opinion.....................................................78
         13.06 Rules by Trustee and Agents.......................................................................79
         13.07 Legal Holidays....................................................................................79
         13.08 Duplicate Originals...............................................................................79
         13.09 Governing Law.....................................................................................79
         13.10 No Adverse Interpretation of Other Agreements.....................................................79
         13.11 Successors........................................................................................79
         13.12 Separability......................................................................................80
         13.13 Table of Contents, Headings, Etc..................................................................80
         13.14 Calculations in Respect of the Securities.........................................................80


Exhibit A     -  Form of Global Security

Exhibit B-1   -  Form of Private Placement Legend

Exhibit B-2   -  Form of Legend for Global Security

Exhibit B-3   -  Form of Legend Regarding Registration Rights
                 Agreement and Subsidiary Guarantees

Exhibit C     -  Form of Notice of Transfer Pursuant to Registration Statement

Exhibit D     -  Form of Opinion of Counsel in Connection with Registration of Securities

Exhibit E     -  Form of Subsidiary Guarantee

Exhibit F     -  Form of Supplemental Indenture to be Delivered by Subsequent
                 Guarantors

Schedule 1    -  Schedule of Guarantors

         INDENTURE, dated as of May 5, 2004, among Matria Healthcare, Inc., a Delaware corporation (the "COMPANY"), each of the Guarantors named in SCHEDULE 1 hereto and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE").

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 4.875% Convertible Senior Subordinated Notes due 2024 (the "SECURITIES").


                  I. DEFINITIONS AND INCORPORATION BY REFERENCE

1.01     DEFINITIONS.

         The term "ADDITIONAL INTEREST" has the meaning ascribed to it in the Registration Rights Agreement.

         "AFFILIATE" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, "control" shall mean the power to direct the management and policies of a person through the ownership of securities, by contract or otherwise.

         "BID SOLICITATION AGENT" means a Company-appointed agent that performs the calculations pursuant to ARTICLE X and PARAGRAPH 10 of the Securities.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof authorized to act for it hereunder.

         "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

         "CLOSING SALE PRICE" means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the principal national securities exchange on which the Common Stock is listed; or (b) if the Common Stock is not listed on a national securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System; or (c) if not so quoted, as reported by National Quotation Bureau, Incorporated or a similar organization. In the absence of such a quotation or report, the Closing Sale Price shall be such price as the Company shall reasonably determine on the basis of such quotations as most accurately reflecting the price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a share of such Common Stock.

         "COMMON STOCK" means the common stock, $0.01 par value per share, of the Company, or such other Capital Stock of the Company into which the Company's common stock is reclassified or changed.

         "COMPANY" means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor.

         "COMPANY ORDER" or "COMPANY REQUEST" means a written request or order signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, any Executive Vice President or any Senior Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "CONSENT SOLICITATION" has the meaning ascribed to it in the Dealer Manager Agreement.

         "CONVERSION RATE" means the number of shares of Common Stock issuable upon conversion of a Security per $1,000 principal amount thereof, which Conversion Rate shall initially be 33.9153 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in ARTICLE X.

         "CONVERSION PRICE" means, as of any date of determination, the dollar amount derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.

         "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in SECTION 13.02 or such other address as the Trustee may give notice of to the Company.

         "DEALER MANAGER AGREEMENT" means that certain dealer manager agreement, dated March 29, 2004, between the Company and the Initial Purchaser.

         "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "DEPOSITARY" means The Depository Trust Company, its nominees and successors.

         "DOMESTIC SUBSIDIARY" means any direct or indirect Subsidiary of the Company that is organized under the laws of the United States of America or any state of the United States of America or the District of Columbia.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

         "FINANCING CONDITION" has the meaning ascribed to it in the Offer to Purchase and Consent Solicitation Statement.

         "GUARANTEE" means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes, without limitation, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements or by arrangements or agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements or agreements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).

         "GUARANTEE EFFECTIVENESS DATE" means the first date, if any, when all of the following shall have been satisfied: (1) the Financing Condition shall have been satisfied; (2) the Tender Offer and the Consent Solicitation shall have closed; and (3) the Proposed Amendments shall have become operative, in each case as contemplated by the Dealer Manager Agreement.

         "GUARANTORS" means (a) each Qualifying Subsidiary and (b) each other Subsidiary that has executed a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns. "Guarantors" shall include, without limitation, in accordance with SECTION 4.09, newly acquired or created Qualifying Subsidiaries.

         "HOLDER" or "SECURITYHOLDER" means a person in whose name a Security is registered on the Registrar's books.

         "INDEBTEDNESS" of a person means the principal of, premium, if any, and interest on, and all other obligations in respect of (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations (other than trade payables) incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets, (c) all reimbursement obligations of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (d) all capital lease obligations of such person, (e) all net obligations of such person under interest rate swap, currency exchange or similar agreements of such person, (f) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such person's obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such person of indebtedness described in CLAUSES (A) THROUGH (F) of another person, and (h) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability of the kind described in CLAUSES (A) THROUGH (G).

         "INDENTURE" means this Indenture as amended or supplemented from time to time.

         "INITIAL PURCHASER" means UBS Securities LLC.

         The term "INTEREST" includes additional interest, unless the context otherwise requires or unless the terms of the Registration Rights Agreement provide otherwise.

         "ISSUE DATE" means May 5, 2004.

         "MATURITY DATE" means May 1, 2024.

         "OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT" has the meaning ascribed to it in the Dealer Manager Agreement.

         "OFFICER" of a Person means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of such Person.

         "OFFICERS' CERTIFICATE" means a certificate signed by two (2) Officers of the Company or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who may be an employee of or counsel for the Company, or other counsel reasonably acceptable to the Trustee.

         "OPTION" means the Initial Purchaser's option to acquire up to $11,250,000 aggregate principal amount of additional Securities ("ADDITIONAL SECURITIES") as provided for in the Purchase Agreement.

         "PERSON" or "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         The term "PREMIUM" includes any Make-Whole Payment, unless the context otherwise requires.

         "PROPOSED AMENDMENTS" has the meaning ascribed to it in the Dealer Manager Agreement.

         "PURCHASE AGREEMENT" means the Purchase Agreement dated April 30, 2004 between the Company and the Initial Purchaser.

         "PURCHASE NOTICE" means a Purchase Notice in the form set forth in the Securities.

         "QIB" means a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

         "QUALIFYING SUBSIDIARY" means each Domestic Subsidiary, excluding (A) MHI Insurance, Ltd. and (B) those Domestic Subsidiaries that in the aggregate do not constitute a Significant Subsidiary of the Company.

         "REDEMPTION" means a Provisional Redemption or an Optional Redemption.

         "REDEMPTION DATE" means the date specified for Provisional Redemption or Optional Redemption of the Securities in accordance with the terms of the Securities and this Indenture.

         "REDEMPTION PRICE" means, with respect to a Security to be redeemed by the Company in accordance with ARTICLE III, one hundred percent (100%) of the outstanding principal amount of such Security to be redeemed.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, among the Company, the Guarantors and the Initial Purchaser.

         "RESPONSIBLE OFFICER" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "RESTRICTED SECURITY" means a Security that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

         "RIGHTS AGREEMENT" means that certain Amended and Restated Rights Agreement, dated April 27, 1999, between the Company and SunTrust Bank, as the same may be amended, supplemented or superceded.

         "RULE 144A" means Rule 144A under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES" means the 4.875% Convertible Senior Subordinated Notes due 2024 issued by the Company pursuant to this Indenture.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

         "SECURITY AGENT" means any Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or co-Registrar or co-agent.

         "SIGNIFICANT SUBSIDIARY" with respect to any person means any subsidiary of such person that constitutes a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, as such regulation is in effect on the date of this Indenture.

         "SUBSIDIARY" means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other person (other than a corporation) in which the Company, one or more its subsidiaries or the Company and one or more its subsidiaries, directly or indirectly, at the date of determination thereof, have at least majority ownership interest.

         "SUBSIDIARY GUARANTEE" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and the Registration Rights Agreement and on the Securities, executed pursuant to the provisions of this Indenture.

         "TENDER OFFER" has the meaning ascribed to it in the Dealer Manager Agreement.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as amended and in effect from time to time.

         "TRADING DAY" means a day during which trading in securities generally occurs on the principal national or regional securities exchange in the United States on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange in the United States, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

         "TRADING PRICE" means, on any date, the average of the secondary market bid quotations for the Securities obtained by the Bid Solicitation Agent on behalf of the Trustee for five million dollars ($5,000,000) principal amount of Securities at approximately 4:00 p.m., New York City time, on such date, from three (3) independent, nationally recognized securities dealers selected by the Company; provided, that if the Bid Solicitation Agent on behalf of the Trustee can reasonably obtain only two (2) such bids, then the average of such two (2) bids shall instead be used; provided further, that if the Bid Solicitation Agent on behalf of the Trustee can reasonably obtain only one (1) such bid, then such bid shall instead be used; provided further, that if the Bid Solicitation Agent on behalf of the Trustee cannot reasonably obtain at least one (1) such bid, or if, in reasonable, good faith judgment of the Board of Directors, which judgment shall be described in a Board Resolution, the bid quotation or quotations so obtained by the Bid Solicitation Agent on behalf of the Trustee are not indicative of the secondary market value of the Securities, then, in each case, the Trading Price per $1,000 principal amount of Securities on the applicable date of determination shall be deemed to be equal to ninety seven percent (97%) of the product of (I) the Conversion Rate in effect on such date of determination and (II) the Closing Sale Price on such date of determination.

         "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.

         "VOTING STOCK" of any Person means the total voting power of all classes of the Capital Stock of such Person entitled to vote generally in the election of directors of such Person.

1.02     OTHER DEFINITIONS.

                   Term                                                        Defined in Section
                   ----                                                        ------------------
          "ADDITIONAL SECURITIES".......................................                     1.01
          "ADJUSTED CONVERSION PRICE"...................................                    10.01
          "AGGREGATE AMOUNT"............................................                    10.06
          "AGGREGATE REDEMPTION PAYMENT AMOUNT".........................                     3.01

          "AVERAGE 5-DAY CLOSING SALE PRICE"............................                     3.01
          "BANKRUPTCY LAW"..............................................                     6.01
          "BUSINESS DAY"................................................                    13.07
          "CHANGE IN CONTROL"...........................................                     3.09
          "CONVERSION AGENT"............................................                     2.03
          "CONVERSION DATE".............................................                    10.02
          "CONVERSION SHARES"...........................................                    10.06
          "CONVERSION VALUE"............................................                    10.01
          "CUSTODIAN"...................................................                     6.01
          "DESIGNATED SENIOR INDEBTEDNESS"..............................                    11.02
          "DETERMINATION DATE"..........................................                    10.06
          "DISTRIBUTION DATE"...........................................                    10.06
          "EVENT OF DEFAULT"............................................                     6.01
          "EXPIRATION DATE".............................................                    10.06
          "EXPIRATION TIME".............................................                    10.06
          "GLOBAL SECURITY".............................................                     2.01
          "LEGAL HOLIDAY"...............................................                    13.07
          "MAKE-WHOLE PAYMENT"..........................................                     3.01
          "NON-PAYMENT DEFAULT".........................................                    11.04
          "NOTICE DATE".................................................                     3.01
          "NOTICE OF DEFAULT"...........................................                     6.01
          "NOTE MEASUREMENT PERIOD".....................................                    10.01
          "OPTIONAL REDEMPTION".........................................                     3.01
          "OPTION PURCHASE DATE"........................................                     3.08
          "OPTION PURCHASE NOTICE"......................................                     3.08
          "OPTION PURCHASE PRICE".......................................                     3.08
          "PARTICIPANTS"................................................                     2.15
          "PAYING AGENT"................................................                     2.03
          "PAYMENT BLOCKAGE NOTICE".....................................                    11.04
          "PAYMENT BLOCKAGE PERIOD".....................................                    11.04
          "PAYMENT DEFAULT".............................................                    11.04
          "PHYSICAL SECURITIES".........................................                     2.01
          "PRIVATE PLACEMENT LEGEND"....................................                     2.17
          "PROVISIONAL REDEMPTION"......................................                     3.01
          "PURCHASED SHARES"............................................                    10.06
          "REGISTRAR"...................................................                     2.03
          "REPRESENTATIVE"..............................................                    11.02
          "REPURCHASE AT HOLDER'S OPTION"...............................                     3.01
          "REPURCHASE DATE".............................................                     3.09
          "REPURCHASE EVENT"............................................                     3.09
          "REPURCHASE EVENT NOTICE".....................................                     3.09
          "REPURCHASE PRICE"............................................                     3.09
          "REPURCHASE RIGHT"............................................                     3.09
          "REPURCHASE UPON REPURCHASE EVENT"............................                     3.01
          "RESALE RESTRICTION TERMINATION DATE".........................                     2.17
          "RIGHTS"......................................................                    10.06

          "SENIOR INDEBTEDNESS".........................................                    11.02
          "TERMINATION OF TRADING"......................................                     3.09
          "THIRD PARTY AGGREGATE AMOUNT"................................                    10.06
          "THIRD PARTY EXPIRATION DATE".................................                    10.06
          "THIRD PARTY EXPIRATION TIME".................................                    10.06
          "THIRD PARTY PURCHASED SHARES"................................                    10.06
          "TRADING PRICE CONDITION".....................................                    10.01
          "UNDERLYING SHARES"...........................................                    10.06

1.03     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "COMMISSION" means the SEC;

         "INDENTURE SECURITIES" means the Securities;

         "INDENTURE SECURITY HOLDER" means a Securityholder or a Holder;

         "INDENTURE TO BE QUALIFIED" means this Indenture;

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

         "OBLIGOR" on the indenture securities and the Subsidiary Guarantees means the Company (or any successor) and, on and after the Guarantee Effectiveness Date, the Guarantors (or any successor), respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

1.04     RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time;

                  (iii) "or" is not exclusive;

                  (iv) words in the singular include the plural and in the plural include the singular;

                  (v) provisions apply to successive events and transactions;

                  (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (vii) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.

         For avoidance of doubt, the limitations of SECTION 4.08 shall not apply to distinctions between categories of Senior Indebtedness that exist by reason of any liens or guarantees arising or created in respect of some but not all of such Senior Indebtedness.


                               II. THE SECURITIES

2.01     FORM AND DATING.

         The Securities and the Trustee's certificate of authentication shall be substantially in the form set forth in EXHIBIT A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

         Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in EXHIBIT A (the "GLOBAL SECURITY"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in EXHIBITS B-1 and B-2. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided, that in no event shall the aggregate principal amount of the Global Security or Securities exceed $75,000,000 (or $86,250,000 if the Initial Purchaser elects to purchase all of the Additional Securities pursuant to the Option).

         Securities issued in exchange for interests in a Global Security pursuant to SECTION 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in EXHIBIT A (the "PHYSICAL SECURITIES") and, if applicable, bearing any legends required by
SECTION 2.17.

         The Securities shall bear the legends set forth in EXHIBIT B-3.

2.02     EXECUTION AND AUTHENTICATION.

         One Officer shall sign the Securities for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

         A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         Upon a written order of the Company signed by one Officer of the Company, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $75,000,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this SECTION 2.02. Upon receipt by the Trustee of an Officers' Certificate stating that the Initial Purchaser has elected to purchase from the Company a specified principal amount of Additional Securities, not to exceed $11,250,000, pursuant to the Option, the Trustee shall authenticate and deliver such specified principal amount of Additional Securities to or upon the written order of the Company signed as provided in the immediately preceding sentence. Such Officers' Certificate must be received by the Trustee not later than the proposed date for delivering of such Additional Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $75,000,000 except as provided in this SECTION 2.02.

         Upon a written order of the Company signed by two (2) Officers or by an Officer and an Assistant Treasurer of the Company, the Trustee shall authenticate Securities not bearing the Private Placement Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in SECTION 2.16(B).

         The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as a Security Agent to deal with the Company and its Affiliates.

         If a written order of the Company pursuant to this SECTION 2.02 has been, or simultaneously is, delivered, any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security issued in global form shall be in writing but need not comply with SECTION 13.04 hereof and need not be accompanied by an Opinion of Counsel.

         The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

2.03     REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

         The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for payment ("PAYING AGENT") and an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for conversion ("CONVERSION AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term "REGISTRAR" includes any co-Registrar; the term "PAYING AGENT" includes any additional paying agent; and the term "CONVERSION AGENT" includes any additional conversion agent.

         The Company shall enter into an appropriate agency agreement with any Security Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Security Agent. The Company shall notify the Trustee of the name and address of any Security Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

         The Company initially appoints the Trustee as Paying Agent, Bid Solicitation Agent, Registrar and Conversion Agent.

2.04     PAYING AGENT TO HOLD MONEY IN TRUST.

         Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

2.05     SECURITYHOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

2.06     TRANSFER AND EXCHANGE.

         Subject to SECTIONS 2.15 and 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Company, the Trustee and the Registrar shall not be required to register the transfer of or exchange any Security (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of the Securities selected for Redemption under
SECTION 3.04 and ending at the close of business on the day of such mailing or
(ii) for a period of fifteen (15) days before the selection, pursuant to SECTION 3.03, of Securities to be redeemed or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

         No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to SECTIONS 2.10, 9.05 or 10.02, or ARTICLE III, not involving any transfer.

2.07     REPLACEMENT SECURITIES.

         If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of lost, destroyed or wrongfully taken Securities, if required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is reasonably satisfactory to the Trustee and the Company to protect the Company, the Trustee or any Security Agent from any loss which any of them may suffer if a Security is replaced. The Trustee may charge for its expenses in replacing a Security.

         In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

         Every replacement Security is an additional obligation of the Company only as provided in SECTION 2.08.

2.08     OUTSTANDING SECURITIES.

         Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this SECTION 2.08 as not outstanding. Except to the extent provided in SECTION 2.09, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

         If a Security is replaced pursuant to SECTION 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

         If the Paying Agent (other than the Company) holds on an Option Purchase Date, Redemption Date, Repurchase Date or Maturity Date, money (and, if applicable as provided herein and in accordance herewith, shares of Common Stock) sufficient to pay the aggregate Option Purchase Price, Redemption Price, Repurchase Price or principal amount, as the case may be, with respect to all Securities to be redeemed, purchased or paid upon Repurchase at Holder's Option, Redemption, Repurchase Upon Repurchase Event or maturity, as the case may be, in each case plus, if applicable, accrued and unpaid interest, if any, and, if applicable, any Make-Whole Payment, payable as herein provided upon Repurchase at Holder's Option, Redemption, Repurchase Upon Repurchase Event or maturity, then (unless there shall be a Default in the payment of such aggregate Option Purchase Price, Redemption Price, Repurchase Price or principal amount, or of such accrued and unpaid interest or Make-Whole Payment, or, in the case of a Provisional Redemption on a Redemption Date that is also an interest payment date, a Default in the payment of the accrued and unpaid interest, if any, to, but excluding, the Redemption Date to the Holder of record of such Security at the close of business on the record date for such interest payment) on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Option Purchase Price, Redemption Price, Repurchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest and Make-Whole Payment, in accordance with this Indenture.

         If a Security is converted in accordance with ARTICLE X, then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security; provided, however, that nothing in this paragraph shall affect the provision in the Registration Rights Agreement for additional interest on shares of Common Stock issued upon conversion of such Security.

2.09     SECURITIES HELD BY THE COMPANY OR AN AFFILIATE.

         In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this SECTION 2.09 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee's right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities or the Subsidiary Guarantees, an Affiliate of the Company or an affiliate of any Guarantor or any such other obligor. In the event of a dispute as to whether the pledgee has established the foregoing, the Trustee may rely on the advice of counsel or on an Officers' Certificate.

2.10     TEMPORARY SECURITIES.

         Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for such temporary Securities.

2.11     CANCELLATION.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to ARTICLE X.

2.12     DEFAULTED INTEREST.

         If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the persons who are Securityholders on a subsequent special record date. The Company shall fix such record date and payment date. At least fifteen
(15) calendar days before the record date, the Company shall mail to Securityholders a notice that states the record date, payment date and amount of interest to be paid.

2.13     CUSIP NUMBERS.

         The Company in issuing the Securities may use one or more "CUSIP" numbers, and, if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; provided further, that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

2.14     DEPOSIT OF MONEYS.

         Prior to 10:00 A.M., New York City time, on each interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with SECTION 2.04) money, in funds immediately available on such date, (and, if applicable as provided herein and in accordance herewith, shares of Common Stock) sufficient to make cash payments, if any, due on such interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Repurchase Date, as the case may be.

2.15     BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

         (A) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in
SECTION 2.17.

         Members of, or participants in, the Depositary ("PARTICIPANTS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the

Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

         (B) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Securities only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Security (or the Depositary ceases to be a "clearing agency" registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.

         (C) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to SECTION 2.15(B), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

         (D) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to SECTION 2.15(B) shall, except as otherwise provided by SECTION 2.16, bear the Private Placement Legend.

         (E) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.16     SPECIAL TRANSFER PROVISIONS.

         (A) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. Notwithstanding any other provisions of this Indenture, but except as provided in SECTION 2.15(B), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (B) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the Resale Restriction Termination Date, (ii) there is delivered to the Trustee and the Company an opinion of counsel reasonably satisfactory to the Company and addressed to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder that sold such Securities has delivered to the Registrar or co-Registrar a notice in the form of EXHIBIT C hereto. Upon the effectiveness, under the Securities Act, of a "Shelf Registration Statement" (as defined in the Registration Rights Agreement), the Company shall deliver to the Trustee a notice of effectiveness, a Global Security or Global Securities, which do not bear the Private Placement Legend, an authentication order in accordance with
SECTION 2.02 and an Opinion of Counsel in the form of EXHIBIT D hereto, and, if required by the Depositary, the Company shall deliver to the Depositary a letter of representations in a form reasonably acceptable to the Depositary. Upon the effectiveness of any post-effective amendment to the Shelf Registration Statement (as defined in the Registration Rights Agreement) and upon the effectiveness, under the Securities Act, of any Subsequent Shelf Registration Statement (as defined in the Registration Rights Agreement), the Company shall deliver to the Trustee a notice of effectiveness and an Opinion of Counsel in the form of EXHIBIT D hereto. Upon any sale, pursuant to a Shelf Registration Statement, of a beneficial interest in a Global Security that theretofore constituted a Restricted Security and delivery of appropriate evidence thereof to the Trustee, and upon any sale or transfer of a beneficial interest in connection with which the Private Placement Legend will be removed in accordance with this Indenture, the Trustee shall increase the principal amount of the Global Security that does not constitute a Restricted Security by the principal amount of such sale or transfer and likewise reduce the principal amount of the Global Security that does constitute a Restricted Security.

         (C) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to SECTION 2.15 or this SECTION 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         (D) TRANSFERS OF SECURITIES HELD BY AFFILIATES. Any certificate (i) evidencing a Security that has been transferred to an Affiliate within two (2) years after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Security that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two (2) years after the last date on which the Company or any of its Affiliates was an owner of such Security (or such longer period of time as may be required under the Securities Act or applicable state securities laws), in each case, bear the Private Placement Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

2.17     RESTRICTIVE LEGENDS.

         Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the "PRIVATE PLACEMENT LEGEND") as set forth in EXHIBIT B-1 on the face thereof until after the second anniversary of the later of (i) the Issue Date and (ii) the last date on which the Company or any Affiliate was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed between the Company and the Holder thereof) (such date, the "RESALE RESTRICTION TERMINATION DATE").

         Each Global Security shall also bear the legend as set forth in EXHIBIT B-2.


                                 III. REDEMPTION

3.01     RIGHT OF REDEMPTION.

         (A) Redemption of the Securities, as permitted by any provision of this Indenture, shall be made:

                  (i) with respect to a Redemption at the Company's option, in accordance with PARAGRAPHS 6 AND 7 of the Securities,

                  (ii) with respect to a repurchase at the Holder's option, in accordance with PARAGRAPH 8 of the Securities (a "REPURCHASE AT HOLDER'S OPTION") and

                  (iii) with respect to any repurchase upon a Repurchase Event, in accordance with PARAGRAPH 9 of the Securities (a "REPURCHASE UPON REPURCHASE EVENT"),

         in each case in accordance with the applicable provisions of this
         ARTICLE III.

         (B) The Company will comply with all federal and state securities laws, and the applicable laws of any foreign jurisdiction, in connection with any offer to sell or solicitations of offers to buy Securities pursuant to this
ARTICLE III.

         (C)

                  (i) The Company shall have the right, at the Company's option, at any time, and from time to time, on a Redemption Date before May 1, 2009, to redeem (a "PROVISIONAL REDEMPTION") all or any part of the Securities at a price equal to the Redemption Price plus the Make-Whole Payment if:

                           (a) for each of at least twenty (20) Trading Days in
                  any consecutive thirty (30) Trading Days ending on, and including, the Trading Day immediately preceding the date (the "NOTICE DATE") of mailing of the notice of Provisional Redemption as provided in SECTION 3.04, the Closing Sale Price exceeds one hundred and fifty percent (150%) of the Conversion Price in effect on such Trading Day;

                           (b) a "Shelf Registration Statement" (as defined in
                  the Registration Rights Agreement) is effective under the Securities Act and available for use, in accordance with the Registration Rights Agreement, as of such Notice Date through, and including, such Redemption Date, and is reasonably expected to remain effective under the Securities Act and so available until at least the thirtieth (30th) day after such Redemption Date, unless there are no "Registrable Securities" (as defined in the Registration Rights Agreement) outstanding;

                           (c) no "Event" (as defined in the Registration Rights
                  Agreement) has occurred that has not ceased, in accordance with the provisions of the Registration Rights Agreement, on or before such Redemption Date; and

                           (d) no continuing Default or Event of Default exists
                  that has not been cured or waived, in accordance herewith, on or before such Redemption Date.

                     (ii) As used herein, the "MAKE-WHOLE PAYMENT" with respect to a Security subject to a Provisional Redemption on a Redemption Date shall mean an amount equal to the sum of (a) the present value, as of such Redemption Date, of all remaining scheduled interest payments on such Security from, and including, such Redemption Date through, and including, May 1, 2009; (b) any defaulted interest that the Company shall have failed to pay with respect to such Security on or prior to such Redemption Date, including any unpaid interest that has accrued, in accordance with
             SECTION 2.12, to, but excluding, such Redemption Date on any such defaulted interest; (c) any unpaid additional interest that has accrued with respect to such Security to, but excluding, such Redemption Date. Such present value shall be calculated using a discount rate equal to the yield to maturity of United States Treasury securities with a constant maturity most nearly equal to the then remaining term on such Security from such Redemption Date to May 1, 2009; provided, however, that if such remaining term is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, then the applicable yield to maturity shall be obtained by linear interpolation, calculated to the nearest one-twelfth (1/12th) of a year, from the weekly average yields of the United States Treasury securities for which such yields are given, unless such remaining term is less than one (1) year, in which case the weekly average yield on United States Treasury securities actually traded, adjusted to a constant maturity of one (1) year, shall be used. Such yield to maturity data for United States Treasury securities shall be obtained from data compiled and published in the most recent Federal Reserve Statistical Release H.19 that has become available at any time on or after the Notice Date until the second
             (2nd) Business Day immediately preceding such Redemption Date or, if such Statistical Release is no longer published, any publicly available source for similar market data. As soon as practicable after the time the amount of the Make-Whole Payment shall have been calculated, but no later than the second (2nd) Business Day immediately preceding such Redemption Date, the Company shall publicly disseminate the amount of the Make-Whole Payment in a press release or publish it on the Company's website. The Make-Whole Payment shall be paid by the Company on all Securities called for Provisional Redemption, including, without limitation, any Securities that have been converted into shares of Common Stock on or after the Notice Date and before such Redemption Date. In no event shall the Make-Whole Payment with respect to a Security that is called for Provisional Redemption be reduced by any amount of accrued and unpaid interest; provided, however, that in the event such Redemption

                  Date is an interest payment date, then the Make-Whole Payment shall be reduced by any accrued and unpaid interest to, but excluding, the Redemption Date, which accrued and unpaid interest shall instead be paid by the Company on the Redemption Date to the Holder of record of such Security at the close of business on the record date for such interest payment. In no event shall a Holder that has converted, in accordance herewith, such Holder's Security into shares of Common Stock, which Security has been called for Provisional Redemption, be required to surrender any such shares of Common Stock in order to be entitled to receive the Make-Whole Payment with respect to such Security.

                           (iii) The Make-Whole Payment may be paid for, in
                  whole or in part, at the election of the Company, in cash or shares of Common Stock or in any combination of cash and shares of Common Stock; provided, however, that:

                                    (a) no portion of the Make-Whole Payment
                           shall be paid in shares of Common Stock unless the conditions set forth in SECTION 3.01(C)(IX) are satisfied;

                                    (b) the Redemption Price shall be
                           exclusively paid in cash;

                                    (c) any portion of a Make-Whole Payment that
                           represents unpaid interest or additional interest that has accrued to, but excluding, the Redemption Date (including defaulted interest and any unpaid interest that has accrued, in accordance with SECTION 2.12, to, but excluding, the Redemption Date on any such defaulted interest) shall be exclusively paid in cash; and

                                    (d) the Company will not issue fractional
                           shares of Common Stock in payment of the Make-Whole Payment and shall instead deliver a check in an amount equal to the value of such fraction computed on the basis of the Closing Sale Price on the Trading Day immediately before the Redemption Date.

                           (iv) Except as provided in this SECTION 3.01(C), once
                  the Company has mailed the notice of Provisional Redemption specified in SECTION 3.04, the Company shall not change its election set forth in such notice pursuant SECTION 3.04(VIII) with respect to the portion of the Make-Whole Payment to be paid in cash or shares of Common Stock.

                           (v) Except as otherwise provided in this SECTION
                  3.01(C), each Holder whose Securities are redeemed pursuant to a Provisional Redemption shall receive the same percentage of cash and of shares of Common Stock in payment of the Make-Whole Payment for such Securities.

                           (vi) The portion of the Make-Whole Payment to be paid
                  in shares of Common Stock, if payment in shares of Common Stock is permitted pursuant to this SECTION 3.01(C), shall be paid by the issuance of a number of shares of Common Stock equal to a fraction:

                           (a) whose numerator is the dollar amount of such
                  portion of the Make-Whole Payment (excluding the amounts specified in SECTION 3.01(C)(III)(C)) to be paid in shares of Common Stock; and

                           (b) whose denominator is the product of (I) the
                  average (the "AVERAGE 5-DAY CLOSING SALE PRICE") of the Closing Sale Prices for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Redemption Date, which average shall be appropriately adjusted in the good faith determination of the Board of Directors (whose determination shall be described in a Board Resolution) to account for the occurrence, during such five (5) Trading Day period, of a stock split, stock dividend or a subdivision or combination of our common stock or a similar event; and (II) ninety five percent (95%);

                           provided, however, that fractional shares of Common
             Stock shall be paid in cash as provided in SECTION 3.01(C)(III)(D). Upon the determination of such Average 5-Day Closing Sale Price, but in no event later than the Redemption Date, the Company shall publicly disseminate in a press release or publish on the Company's website the amount of such Average 5-Day Closing Sale Price and the actual number of shares of Common Stock to be delivered as provided in this SECTION 3.01(C) in full or partial payment of the Make-Whole Payment.

                     (vii) All shares of Common Stock delivered as full or
             partial payment of the Make-Whole Payment pursuant to this SECTION 3.01(C) shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

                     (viii) If a Holder is paid in shares of Common Stock as
             full or partial payment of the Make-Whole Payment pursuant to this
             SECTION 3.01(C), the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                     (ix) The Company shall not be entitled to pay any portion
             of the Make-Whole Payment in shares of Common Stock pursuant to this SECTION 3.01(C) unless all of the following conditions are satisfied:

                           (a) The Company shall have specified, in the notice
                  of Provisional Redemption specified in SECTION 3.04, which notice shall have been timely mailed to each Holder whose Securities are to be redeemed pursuant to the Provisional Redemption, that the Company will pay all or a portion of the Make-Whole Payment in shares of Common Stock and shall have specified in such notice the percentages of the Make-Whole Payment in respect of which the Company will pay in cash or shares of Common Stock;

                           (b) before a notice of Provisional Redemption is
                  mailed to Holders pursuant to SECTION 3.04, the Company shall have delivered an Officers' Certificate to the Trustee specifying (I) the manner of payment selected by the Company,
                  (II) the information required by SECTION 3.04 to be included in the such notice and (III) if the Company elects to pay all or a portion of the Make-Whole Payment in shares of Common Stock, that the conditions to such manner of payment set forth in this SECTION 3.01(C) have been, or will be, complied with;

                           (c) the information necessary to calculate the
                  Average 5-Day Closing Sale Price is published in a daily newspaper of national circulation;

                           (d) the shares of Common Stock to be delivered as
                  payment, in whole or in part, of the Make-Whole Payment shall be either (I) registered under the Securities Act for initial issuance, unless such registration is not necessary to permit the Holders who receive such shares and who are not Affiliates of the Company to publicly resell such shares (for purposes of this SECTION 3.01(C)(IX)(D), resales subject to the volume, manner of sale or notice restrictions of Rule 144 under the Securities Act are deemed not to be "public resales") or (II) registered for resale pursuant to a shelf registration statement, which shall permit resales on a delayed and/or continuous basis from time to time pursuant to Rule 415 under the Securities Act, that has become effective under the Securities Act and that is reasonably expected to remain effective and available for use until at least the thirtieth
                  (30th) day after the Redemption Date, unless the shares may be publicly sold without restriction pursuant to Rule 144(k) under the Securities Act;

                           (e) the shares of Common Stock to be delivered as
                  payment, in whole or in part, of the Make-Whole Payment shall be duly qualified or registered under applicable state securities laws or shall be qualified for an available exemption from such qualification and registration;

                           (f) the shares of Common Stock to be delivered as
                  payment, in whole or in part, of the Make-Whole Payment shall be approved for listing on The Nasdaq National Market or a U.S. national securities exchange;

                           (g) before the close of business on the Business Day
                  immediately preceding the Redemption Date, the Trustee shall have received an Officers' Certificate stating:

                                    (1) that the conditions in clauses (a), (b),
                           (c), (d), (e) and (f) above have been satisfied; and

                                    (2) the number of shares of Common Stock to
                           be issued for each $1,000 principal amount of Securities to be redeemed and the Closing Sale Price per share of Common Stock on each Trading Day in the period during which the Average 5-Day Closing Sale Price is calculated pursuant to this SECTION 3.01(C);

                           (h) before the close of business on the Business Day
                  immediately preceding the Redemption Date, the Trustee shall have received an Opinion of Counsel stating that:

                                    (1) the shares of Common Stock to be issued
                           by the Company in full or partial payment of the Make-Whole Payment have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Make-Whole Payment, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights; and

                                    (2) the conditions specified in SECTIONS
                           3.01(C)(IX)(D), 3.01(C)(IX)(E) and 3.01(C)(IX)(F)
                           have been satisfied; provided, however, that such Opinion of Counsel need not address whether the shelf registration statement referred to in SECTION 3.01(C)(IX)(D) is reasonably expected to remain effective and available for use until at least the thirtieth (30th) day after the Redemption Date.

                               If, prior to the close of business on the
             Redemption Date, any of the foregoing conditions are not satisfied with respect to a Holder of Securities subject to the Provisional Redemption, and the Company has elected, pursuant to this SECTION 3.01(C), to pay all or a portion of the Make-Whole Payment in shares of Common Stock, the Company shall pay the entire Make-Whole Payment for such Securities in cash.

                     (x) All shares of Common Stock issued as payment, in whole or in part, of the Make-Whole Payment shall be deemed, for purposes of the Registration Rights Agreement, to constitute "Registrable Securities" (as defined in the Registration Rights Agreement), unless either (i) such shares were registered under the Securities Act for initial issuance and are able to be publicly resold by the recipients of such shares without further registration under the Securities Act or (ii) such registration was and is not necessary to permit the Holders who receive such shares to publicly resell such shares (for purposes of this SECTION 3.01(C)(X), resales subject to the volume, manner of sale or notice restrictions of Rule 144 under the Securities Act are deemed not to be "public resales").

         (D) The Company shall have the right, at the Company's option, at any time, and from time to time, on a Redemption Date on or after May 1, 2009, to redeem all or any part of the Securities at a price payable in cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (an "OPTIONAL REDEMPTION").

         (E) As used herein, the term "AGGREGATE REDEMPTION PAYMENT AMOUNT" shall mean (i) in the case of a Provisional Redemption, the sum of the Redemption Price and the Make-Whole Payment and (ii) in the case of an Optional Redemption, the sum of the

Redemption Price and accrued and unpaid interest, if any, to, but excluding, the Redemption Date payable as herein provided upon Optional Redemption.

         (F) Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

3.02     NOTICES TO TRUSTEE.

         If the Company elects to redeem Securities pursuant to PARAGRAPH 6 of the Securities, it shall notify the Trustee at least fifteen (15) days prior to the mailing, in accordance with SECTION 3.04, of the notice of Redemption (unless a shorter notice period shall be satisfactory to the Trustee) of the Redemption Date, the applicable provision of this Indenture pursuant to which the Redemption is to be made and the aggregate principal amount of Securities to be redeemed.

3.03     SELECTION OF SECURITIES TO BE REDEEMED.

         If the Company has elected to redeem less than all the Securities pursuant to PARAGRAPH 6 of the Securities, the Trustee shall, within five (5) Business Days after receiving the notice specified in SECTION 3.02, select the Securities to be redeemed by lot, on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate. The Trustee shall make such selection from Securities then outstanding and not already to be redeemed by virtue of having been previously called for Redemption. The Trustee may select for Redemption portions of the principal amount of Securities that have denominations larger than $1,000 principal amount. Securities and portions of them the Trustee selects for Redemption shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount. The Trustee shall promptly notify the Company in writing of the Securities selected for Redemption and the principal amount thereof to be redeemed.

         The Company, the Trustee and the Registrar need not register the transfer of or exchange any Securities that have been selected for Redemption, except the unredeemed portion of Securities being redeemed in part. The Company, the Trustee and the Registrar need not issue, authenticate, register the transfer of or exchange any Security for a period of fifteen (15) days before the selection, pursuant to this SECTION 3.03, of Securities to be redeemed.

3.04     NOTICE OF REDEMPTION.

         At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail, or cause to be mailed, by first-class mail a notice of Redemption to each Holder whose Securities are to be redeemed, at the address of such Holder appearing in the security register.

         The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed pursuant to a Redemption and shall state:

                    (i)        the Redemption Date;

                    (ii)       the Aggregate Redemption Payment Amount;

                  (iii) the Conversion Rate and the Conversion Price;

                  (iv) the names and addresses of the Paying Agent and the Conversion Agent;

                  (v) that the right to convert the Securities called for Redemption will terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Aggregate Redemption Payment Amount or, in the case of a Provisional Redemption of Securities on a Redemption Date that is also an interest payment date, a Default in the payment of the accrued and unpaid interest, if any, to, but excluding, the Redemption Date to the Holder(s) of record of such Securities at the close of business on the record date for such interest payment;

                  (vi) that Holders who want to convert Securities must satisfy the requirements of ARTICLE X;

                  (vii) the paragraph of the Securities pursuant to which the Securities are to be redeemed;

                  (viii) in the case of a Provisional Redemption, whether the Company will pay the Make-Whole Payment in cash or shares of Common Stock or in a combination thereof, in each case specifying the percentages of the Make-Whole Payment in respect of which the Company will pay in cash or shares of Common Stock;

                  (ix) in the case of a Provisional Redemption where the Company has stated in the notice, pursuant to SECTION 3.04(VIII), that the Company will pay any portion of the Make-Whole Payment in shares of Common Stock, that the Company will pay the entire Make-Whole Payment in cash if the Company fails to satisfy the conditions set forth in this Indenture for such payment in shares of Common Stock;

                  (x) that Securities called for Redemption must be surrendered to the Paying Agent to collect the Aggregate Redemption Payment Amount, provided, that in no event shall a Holder that has converted, in accordance herewith, such Holder's Security into shares of Common Stock, which Security has been called for Provisional Redemption, be required to surrender any such shares of Common Stock in order to be entitled to receive the Make-Whole Payment with respect to such Security;

                  (xi) that, unless there shall be a Default in the payment of the Aggregate Redemption Payment Amount or, in the case of a Provisional Redemption of Securities on a Redemption Date that is also an interest payment date, a Default in the payment of the accrued and unpaid interest, if any, to, but excluding, the Redemption Date to the Holder(s) of record of such Securities at the close of business on the record date for such interest payment, interest on Securities called for Redemption ceases to accrue on and after the Redemption Date, such Securities will cease to be convertible after the close of business on the Business Day immediately preceding the Redemption Date, and all rights of the Holders of such Securities shall terminate on and after the Redemption Date, other than the right to receive, upon surrender of such Securities and in accordance with the Indenture, the Aggregate Redemption Payment Amount, provided, that, in the event a Security has been called for Provisional Redemption and has been converted, in accordance herewith, into shares of Common Stock prior to the Redemption Date, the Holder of record of such Security at the close of business on the Notice Date shall, in any event and without any surrender, be entitled to receive, on the Redemption Date, the Make-Whole Payment with respect to such Security by wire transfer of immediately available funds, in accordance with PARAGRAPH 3 of the Security; and

                  (xii) the CUSIP number or numbers, as the case may be, of the Securities.

         The right, pursuant to ARTICLE X, to convert Securities called for Redemption shall terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Aggregate Redemption Payment Amount or, in the case of a Provisional Redemption of Securities on a Redemption Date that is also an interest payment date, a Default in the payment of the accrued and unpaid interest, if any, to, but excluding, the Redemption Date to the Holder(s) of record of such Securities at the close of business on the record date for such interest payment.

         At the Company's request, upon reasonable prior notice agreed to by the Trustee, the Trustee shall give the notice of Redemption in the Company's name and at the Company's expense; provided, that the form and content of such notice shall be prepared by the Company.

3.05     EFFECT OF NOTICE OF REDEMPTION.

         Once notice of Redemption is mailed, Securities called for Redemption become due and payable on the Redemption Date at the Aggregate Redemption Payment Amount, and, on and after such Redemption Date (unless there shall be a Default in the payment of the Aggregate Redemption Payment Amount or, in the case of a Provisional Redemption of Securities on a Redemption Date that is also an interest payment date, a Default in the payment of the accrued and unpaid interest, if any, to, but excluding, the Redemption Date to the Holder(s) of record of such Securities at the close of business on the record date for such interest payment), such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, upon surrender of such Securities and in accordance with the next sentence, the Aggregate Redemption Payment Amount, provided, that, in the event a Security has been called for Provisional Redemption and has been converted, in accordance herewith, into shares of Common Stock prior to the Redemption Date, the Holder of record of such Security at the close of business on the Notice Date shall, in any event and without any surrender, be entitled to receive, on the Redemption Date, the Make-Whole Payment with respect to such Security by wire transfer of immediately available funds, in accordance with PARAGRAPH 3 of the Security. Upon surrender to the Paying Agent of a Security subject to Redemption, such Security shall be paid, to the Holder surrendering such Security, at the Aggregate Redemption Payment Amount. If the Redemption Date is an interest payment date, the Company shall pay, on such Redemption Date, the accrued and unpaid interest, if any, to, but excluding, the Redemption Date to the Holder of record of such Security at the close of business on the record date for such interest payment, and such accrued and unpaid interest shall not be paid to the

Holder submitting such Security for Redemption (unless such Holder was the Holder of record of such Security at the close of business on the record date for such interest payment).

         If any Security shall not be fully and duly paid upon surrender thereof for Redemption, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest from the Redemption Date at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to ARTICLE X; provided, however, that in the case of a Security that has been called for Provisional Redemption and converted, in accordance herewith, into shares of Common Stock prior to the Redemption Date, only the Make-Whole Payment with respect to such Security shall bear interest at the rate borne by such Security prior to such conversion.

         Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to a Redemption if there has occurred (prior to, on or after, as the case may be, the mailing of the notice of Redemption specified in SECTION 3.04) and is continuing an Event of Default (other than a Default in the payment of the Aggregate Redemption Payment Amount or, in the event the Redemption Date is an interest payment date, the accrued and unpaid interest, if any, to, but excluding, the Redemption Date payable as herein provided). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such an Event of Default.

3.06     DEPOSIT OF REDEMPTION PRICE.

         Prior to 10:00 A.M., New York City time on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with SECTION 2.04) money, in funds immediately available on the Redemption Date, and, if applicable as provided herein and in accordance herewith, shares of Common Stock, sufficient to pay the Aggregate Redemption Payment Amount and, in the case of a Provisional Redemption on a Redemption Date that is also an interest payment date, the accrued and unpaid interest, if any, to, but excluding, the Redemption Date, of all Securities to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

3.07     SECURITIES REDEEMED IN PART.

         Any Security to be submitted for Redemption only in part shall be delivered pursuant to SECTION 3.05 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Redemption.

         If any Security selected for partial Redemption is converted in part, the principal of such Security subject to Redemption shall be reduced by the principal amount of such Security that is converted.

3.08     PURCHASE OF SECURITIES AT OPTION OF THE HOLDER.

         (A) At the option of the Holder thereof, Securities (or portions thereof that are integral multiples of $1,000 in principal amount) shall be purchased by the Company pursuant to PARAGRAPH 8 of the Securities on each of May 1, 2009, May 1, 2014 and May 1, 2019 (each, an "OPTION PURCHASE DATE"), at a purchase price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or such portions thereof) to be so purchased (the "OPTION PURCHASE PRICE"), plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date, upon:

                     (i) delivery to the Company (if it is acting as its own
             Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice, by such Holder, at any time from the opening of business on the date that is twenty (20) Business Days prior to the applicable Option Purchase Date until the close of business on the Business Day immediately preceding the applicable Option Purchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

                           (a) the certificate number(s) of the Securities which
                  the Holder will deliver to be purchased;

                           (b) the principal amount of Securities to be
                  purchased, which must be $1,000 or an integral multiple thereof; and

                           (c) that such principal amount of Securities are to
                  be purchased as of the applicable Option Purchase Date pursuant to the terms and conditions specified in PARAGRAPH 8 of the Securities and in this Indenture; and

                     (ii) delivery to the Company (if it is acting as its own
             Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice, at any time after delivery of such Purchase Notice, of such Securities (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Option Purchase Price therefor plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase at Holder's Option.

         If such Securities are held in book-entry form through the Depositary, the Purchase Notice shall comply with applicable procedures of the Depositary.

         Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

         Notwithstanding anything herein to the contrary, any Holder delivering the Purchase Notice contemplated by this SECTION 3.08(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the applicable Option Purchase

Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in SECTION 3.08(B)(VII).

         The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

         (B) The Company shall give notice (the "OPTION PURCHASE NOTICE") on a date not less than twenty (20) Business Days prior to each Option Purchase Date to all Holders at their addresses shown in the register of the Registrar and to beneficial owners as required by applicable law. Such notice shall state:

                  (i) the Option Purchase Price plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date and the Conversion Rate;

                  (ii) the names and addresses of the Paying Agent and the Conversion Agent;

                  (iii) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to ARTICLE X, if otherwise convertible in accordance with ARTICLE X, only if such Purchase Notice has been withdrawn in accordance with this SECTION 3.08;

                  (iv) that Securities must be surrendered to the Paying Agent to collect payment of the Option Purchase Price plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase at Holder's Option;

                  (v) that the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event more than three (3) Business Days, following the later of such Option Purchase Date or the time of delivery of the Security as described in (iv) above;

                  (vi) the procedures the Holder must follow to exercise rights under this SECTION 3.08 and a brief description of those rights;

                  (vii) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent) or the Paying Agent receives, at any time prior to the close of business on the Business Day immediately preceding the applicable Option Purchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities repurchased, (III) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof, (IV) the certificate number of such Securities to be so withdrawn, and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase

         Notice delivered by such Holder in accordance with this SECTION 3.08, which amount must be $1,000 or an integral multiple thereof;

                  (viii) that, on and after the applicable Option Purchase Date (unless there shall be a Default in the payment of such Option Purchase Price or such accrued and unpaid interest), interest on Securities subject to Repurchase at Holder's Option will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, upon surrender of such Securities and in accordance with this SECTION 3.08, the Option Purchase Price and such accrued and unpaid interest; and

                  (ix) the CUSIP number or numbers, as the case may be, of the Securities.

         At the Company's request, the Trustee shall mail such Option Purchase Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Option Purchase Notice shall be prepared by the Company.

         No failure of the Company to give an Option Purchase Notice shall limit any Holder's right to exercise a Repurchase at Holder's Option.

         (C) Subject to the provisions of this SECTION 3.08, the Company shall pay, or cause to be paid, the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date, with respect to each Security subject to Repurchase at Holder's Option to the Holder thereof as promptly as practicable, but in no event more than three (3) Business Days, following the later of the applicable Option Purchase Date and the time such Security is surrendered to the Paying Agent.

         (D) Prior to 10:00 A.M., New York City time on the applicable Option Purchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with SECTION 2.04) money, in funds immediately available on the applicable Option Purchase Date, sufficient to pay the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date, of all of the Securities that are to be repurchased by the Company on such Option Purchase Date pursuant to a Repurchase at Holder's Option. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

         (E) Once the Purchase Notice has been duly delivered in accordance with this SECTION 3.08, the Securities to be repurchased pursuant to the Repurchase at Holder's Option shall, on the applicable Option Purchase Date, become due and payable at the Option Purchase Price (plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date) applicable thereto, and, on and after such date (unless there shall be a Default in the payment of the Option Purchase Price or such accrued and unpaid interest), such Securities shall cease to bear interest and shall cease to be convertible pursuant to ARTICLE X, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance with this SECTION 3.08, the Option Purchase Price and such accrued and unpaid interest.

         (F) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this SECTION 3.08 may be converted pursuant to
ARTICLE X, if otherwise convertible in accordance with ARTICLE X, only if such Purchase Notice has been withdrawn in accordance with this SECTION 3.08 or if there shall be a Default in the payment of the Option Purchase Price or in the accrued and unpaid interest, if any, payable as herein provided upon Repurchase at Holder's Option.

         (G) If any Security shall not be paid upon surrender thereof for Repurchase at Holder's Option, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest from the applicable Option Purchase Date at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to ARTICLE X.

         (H) Any Security which is to be submitted for Repurchase at Holder's Option only in part shall be delivered pursuant to this SECTION 3.08 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Repurchase at Holder's Option.

         (I) Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this SECTION 3.08 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a Default in the payment of the Option Purchase Price or accrued and unpaid interest, if any, payable as herein provided upon Repurchase at Holder's Option). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a Default in the payment of the Option Purchase Price or such accrued and unpaid interest), in which case, upon such return, the Purchase Notice with respect to the Repurchase at Holder's Option shall be deemed to have been withdrawn.

         (J) Notwithstanding anything herein to the contrary, if the option granted to Holders to require the repurchase of the Securities on the applicable Option Purchase Date is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

3.09     REPURCHASE AT OPTION OF HOLDER UPON A REPURCHASE EVENT.

         (A) In the event any Repurchase Event (as defined below) shall occur, each Holder of Securities shall have the right (the "REPURCHASE RIGHT"), at the Holder's option, to require the Company to repurchase all of such Holder's Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the "REPURCHASE DATE"), which Repurchase Date shall be no later than thirty (30) days after the date the Repurchase Event Notice (as defined below) is mailed in accordance with SECTION 3.09(B), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the

Securities (or portions thereof) to be so repurchased (the "REPURCHASE PRICE"), plus accrued and unpaid interest, if any, to, but excluding, the Repurchase Date, upon:

                  (i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Repurchase Event Notice, no later than the close of business on the Business Day immediately preceding the Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

                           (a) the certificate number(s) of the Securities which
                  the Holder will deliver to be repurchased;

                           (b) the principal amount of Securities to be
                  repurchased, which must be $1,000 or an integral multiple thereof; and

                           (c) that such principal amount of Securities are to
                  be repurchased pursuant to the terms and conditions specified in PARAGRAPH 9 of the Securities and in this Indenture; and

                  (ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Repurchase Event Notice, at any time after the delivery of such Purchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Repurchase Right is being exercised, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Repurchase Event.

         If such Securities are held in book-entry form through the Depositary, the Purchase Notice shall comply with applicable procedures of the Depositary.

         Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

         Notwithstanding anything herein to the contrary, any Holder delivering the Purchase Notice contemplated by this SECTION 3.09(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Repurchase Event Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in
SECTION 3.09(B)(XI).

         The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

         (B) Within thirty (30) days after the occurrence of a Repurchase Event, the Company shall mail, or cause to be mailed, to all Holders of record of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the "REPURCHASE EVENT NOTICE") of the occurrence of such Repurchase Event and the Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Repurchase Event Notice to the Trustee and shall cause a copy to be published at the expense of the Company in THE NEW YORK TIMES or THE WALL STREET JOURNAL or another newspaper of national circulation.

         Each Repurchase Event Notice shall state:

                  (i) the events causing the Repurchase Event;

                  (ii) the date of such Repurchase Event;

                  (iii) the Repurchase Date;

                  (iv) the date by which the Repurchase Right must be exercised;

                  (v) the Repurchase Price plus accrued and unpaid interest, if any, to, but excluding, the Repurchase Date;

                  (vi) the names and addresses of the Paying Agent and the Conversion Agent;

                  (vii) a description of the procedure which a Holder must follow to exercise the Repurchase Right;

                  (viii) that, in order to exercise the Repurchase Right, the Securities must be surrendered for payment of the Repurchase Price plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Repurchase Event;

                  (ix) that the Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Repurchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event more than three (3) Business Days, following the later of the Repurchase Date or the time of delivery of the Security as described in (viii);

                  (x) that, on and after the Repurchase Date (unless there shall be a Default in the payment of such Repurchase Price or such accrued and unpaid interest), interest on Securities subject to Repurchase Upon Repurchase Event will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, upon surrender of such Securities, the Repurchase Price and such accrued and unpaid interest;

                  (xi) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent), or the Paying Agent receives, prior to the close of business on the Business Day immediately preceding the Repurchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities repurchased, (III) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof, (IV) the certificate number of such Securities to be so withdrawn, and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this SECTION 3.09, which amount must be $1,000 or an integral multiple thereof;

                  (xii) the Conversion Rate and any adjustments to the Conversion Rate that will result from the Repurchase Event;

                  (xiii) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to ARTICLE X, if otherwise convertible in accordance with ARTICLE X, only if such Purchase Notice has been withdrawn in accordance with this SECTION 3.09; and

                  (xiv) the CUSIP number or numbers, as the case may be, of the Securities.

         At the Company's request, the Trustee shall mail such Repurchase Event Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Repurchase Event Notice shall be prepared by the Company.

         No failure of the Company to give a Repurchase Event Notice shall limit any Holder's right to exercise a Repurchase Right.

         (C) Subject to the provisions of this SECTION 3.09, the Company shall pay, or cause to be paid, the Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Repurchase Date, with respect to each Security as to which the Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event more than three (3) Business Days, following the later of the Repurchase Date and the time such Security is surrendered to the Paying Agent.

         (D) Prior to 10:00 A.M., New York City time on a Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with SECTION 2.04) money, in funds immediately available on the Repurchase Date, sufficient to pay the Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Repurchase Date, of all of the Securities that are to be repurchased by the Company on such Repurchase Date pursuant to a Repurchase Upon Repurchase Event. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

         (E) Once the Repurchase Event Notice and the Purchase Notice have been duly given in accordance with this SECTION 3.09, the Securities to be repurchased pursuant to a Repurchase Upon Repurchase Event shall, on the Repurchase Date, become due and payable at the Repurchase Price (plus accrued and unpaid interest, if any, to, but excluding, the Repurchase Date) applicable thereto, and, on and after such date (unless there shall be a Default in the payment of the Repurchase Price or such accrued and unpaid interest), such Securities shall cease to bear interest and shall cease to be convertible pursuant to ARTICLE X, and all rights of the

Holders of such Securities shall terminate, other than the right to receive, in accordance with this SECTION 3.09, the Repurchase Price and such accrued and unpaid interest.

         (F) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this SECTION 3.09 may be converted pursuant to
ARTICLE X, if otherwise convertible in accordance with ARTICLE X, only if such Purchase Notice has been withdrawn in accordance with this SECTION 3.09 or if there shall be a Default in the payment of the Repurchase Price or in the accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Repurchase Event.

         (G) If any Security shall not be paid upon surrender thereof for Repurchase Upon Repurchase Event, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest from the Repurchase Date at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to ARTICLE X.

         (H) Any Security which is to be submitted for Repurchase Upon Repurchase Event only in part shall be delivered pursuant to this SECTION 3.09 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Repurchase Upon Repurchase Event.

         (I) Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this SECTION 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a Default in the payment of the Repurchase Price or accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Repurchase Event). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a Default in the payment of the Repurchase Price or such accrued and unpaid interest), in which case, upon such return, the Purchase Notice with respect to the Repurchase Upon Repurchase Event shall be deemed to have been withdrawn.

         (J) Notwithstanding anything herein to the contrary, if the option granted to Holders to require the repurchase of the Securities upon the occurrence of a Repurchase Event is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

         (K)      As used herein and in the Securities:

         A "REPURCHASE EVENT" shall be deemed to have occurred upon the occurrence of either a "Change in Control" or a "Termination of Trading."

         A "CHANGE IN CONTROL" shall be deemed to have occurred at such time as:

                  (i) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total voting power of all classes of the Company's Capital Stock entitled to vote generally in the election of directors; or

                  (ii) at any time the following persons cease for any reason to constitute a majority of the Company's Board of Directors:

                           (1) individuals who on the Issue Date constituted the
                  Company's Board of Directors; and

                           (2) any new directors whose election to the Company's
                  Board of Directors or whose nomination for election by the Company's shareholders was approved by at least a majority of the directors of the Company then still in office who were either directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or

                  (iii) the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction where the persons that "beneficially owned," directly or indirectly, the shares of the Company's Voting Stock immediately prior to such transaction, "beneficially own," directly or indirectly, immediately after such transaction, shares of the continuing, surviving or acquiring corporation's Voting Stock representing at least a majority of the total voting power of all outstanding classes of the Voting Stock of the continuing, surviving or acquiring corporation and such persons "beneficially own" such shares in substantially the same proportion as such ownership immediately prior to the transaction; or

                  (iv) the sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

                  (v) the Company is liquidated or dissolved or the holders of the Company's Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company;

         provided, however, that a Change in Control will not be deemed to have occurred if either:

                           (1) the Closing Sale Price for each of any five (5)
                  Trading Days during the ten (10) Trading Days immediately preceding the Change in Control is equal to at least one hundred and twenty percent (120%) of the Conversion Price in effect on such Trading Day; or

                           (2) in the case of a merger or consolidation, all of
                  the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in the merger or consolidation constituting the Change in Control consists of common stock and any associated rights traded on a U.S. national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control), and, as a result of such transaction or transactions, the Securities become convertible solely into such common stock and associated rights.

          A "TERMINATION OF TRADING" shall occur if the Common Stock of the Company (or other common stock into which the Securities are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

3.10     CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

         In connection with a Redemption of Securities, the Company may arrange, in lieu of Redemption, for the purchase and conversion of any Securities called for Redemption by an agreement with one or more investment banks or other purchasers to purchase all or a portion of such Securities by paying, on or before 10:00 A.M., New York City time on the Redemption Date, to the Paying Agent in trust for the Holders whose Securities are to be so purchased, an amount of money, in funds immediately available on the Redemption Date, that, together with any amounts deposited with the Paying Agent by the Company for Redemption of such Securities, is not less than the aggregate Redemption Price, together with accrued and unpaid interest, if any, to, but excluding, the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this ARTICLE III, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers, but no such agreement shall relieve the Company of its obligation to pay such Redemption Price or such accrued and unpaid interest, if any. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in ARTICLE
X) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for Redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the Redemption of Securities. Without the prior written consent of the Trustee and the Paying Agent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, rights, immunities, responsibilities or obligations of the Trustee or Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Trustee and Paying Agent from, and hold them harmless against, any and all loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses (including counsel fees and expenses) incurred by the Trustee or Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of their powers, duties, responsibilities or obligations under this Indenture except to the extent arising from their bad faith, willful misconduct or negligence.


                                  IV. COVENANTS

4.01     PAYMENT OF SECURITIES.

         The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with SECTION 2.04) on that date money (and, if applicable as provided herein and in accordance herewith, shares of Common Stock) sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)).

         The Company shall pay interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

4.02     MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with SECTION 2.03.

4.03     RULE 144A INFORMATION AND ANNUAL REPORTS.

         (A) At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company and the Guarantors shall promptly provide to the Trustee and shall, upon request, provide to any Holder, beneficial owner or prospective purchaser of Securities or shares of Common Stock issued upon conversion of any Securities or issued pursuant to ARTICLE III, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or shares of Common Stock pursuant to Rule 144A. The Company and the Guarantors shall take such further action as any Holder or beneficial holder of such Securities or shares of Common Stock may reasonably request to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.

         (B) The Company shall, in accordance with TIA ss. 314(a), deliver to the Trustee, within thirty (30) calendar days after the Company files such annual reports, information, documents and other reports with the SEC, copies of the Company's annual reports (which shall contain audited financial statements of the Company) and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or Section 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide the Trustee and to each Holder, within thirty (30) calendar days after the Company would have been required to file such reports with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the reporting requirements of Section 13 or
Section 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports filed with the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. The Company also shall comply with the other provisions of TIA ss. 314(a).

4.04     COMPLIANCE CERTIFICATE.

         The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within ninety (90) calendar days after the end of each fiscal year of the Company, or, if earlier, by the date the Company is, or would be, required to file with the SEC the Company's annual report (whether on Form 10-K under the Exchange Act or another appropriate form) for such fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If they do know of any such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status.

4.05     STAY, EXTENSION AND USURY LAWS.

         The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

4.06     CORPORATE EXISTENCE.

         Subject to ARTICLE 4.10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries (including Guarantors) in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if in the good faith judgment of the Board of Directors (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Subsidiary does not have a material adverse impact on the Holders.

4.07     NOTICE OF DEFAULT.

         In the event that any Default or Event of Default shall occur, the Company will give prompt written notice of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.

4.08     LIMITATION ON LAYERING INDEBTEDNESS.

         The Company shall not incur any Indebtedness that is expressly made subordinate in right of payment to any of the Company's Senior Indebtedness unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the Securities pursuant to provisions consistent in all material respects with those contained in
ARTICLE XI. No Guarantor shall incur any Indebtedness that is expressly made subordinate in right of payment to any of such Guarantor's Senior Indebtedness unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, such Guarantor's Subsidiary Guarantee pursuant to provisions consistent in all material respects with those contained in ARTICLE XI.

4.09     ADDITIONAL SUBSIDIARY GUARANTEES.

         If, after the time of execution of this Indenture, there shall be created or acquired another Qualifying Subsidiary, then such newly created or acquired Qualifying Subsidiary shall become a Guarantor and the Company shall cause such Qualifying Subsidiary to, within three (3) Business Days after the date on which such Qualifying Subsidiary was created or acquired, execute (a) a supplemental indenture in the form attached hereto as EXHIBIT F; (b) a counterpart to the Registration Rights Agreement; and (c) a Subsidiary Guarantee, in each case in accordance with ARTICLE XII.

4.10     FURTHER INSTRUMENTS AND ACTS.

         Upon request of the Trustee, the Company and the Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                           V.       SUCCESSORS

5.01     WHEN COMPANY MAY MERGE, ETC.

         The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company to, another person, whether in a single transaction or series of related transactions, unless (i) such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia; (ii) such person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and
(iii) immediately after giving effect to the transaction, no Default or Event of Default shall exist.

         The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officers' Certificate as to the absence of Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

5.02     SUCCESSOR SUBSTITUTED.

         Upon any consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, the successor person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease, conveyance or other disposition is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.

                           VI.      DEFAULTS AND REMEDIES

6.01     EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" occurs if:

                  (i) the Company fails to pay the principal of, or premium, if any, on, any Security when the same becomes due and payable, whether at maturity, upon Redemption, on an Option Purchase Date with respect to a Repurchase at Holder's Option, on a Repurchase Date with respect to a Repurchase Upon Repurchase Event or otherwise, whether or not such payment is prohibited by ARTICLE XI;

                  (ii) the Company fails to pay an installment of interest or additional interest, on any Security when due, if such failure continues for thirty (30) days after the date when due, whether or not such payment is prohibited by ARTICLE XI;

                  (iii) the Company fails to timely provide a Repurchase Event Notice, or an Option Purchase Notice, as required by the provisions of this Indenture;

                  (iv) the Company fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified below;

                  (v) the Company or any of its Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness for money borrowed, in the aggregate principal amount then outstanding of ten million dollars ($10,000,000) or more, or the acceleration of Indebtedness of the Company or any of its Subsidiaries for money borrowed in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within thirty (30) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in the aggregate principal amount of the Securities then outstanding, each in accordance with this Indenture;

                  (vi) the Company or any of its Subsidiaries fails to pay final judgments, the uninsured portion of which aggregates in excess of ten million dollars ($10,000,000), and such judgments are not paid, discharged or stayed within thirty (30) days;

                  (vii) except as permitted by this Indenture, at any time on or after the Guarantee Effectiveness Date, any Subsidiary Guarantee of a Guarantor that is a Significant Subsidiary of the Company, or any Subsidiary Guarantees of any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under such Guarantor's Subsidiary Guarantee;

                  (viii) the Company or any of its Significant Subsidiaries (including any Guarantor that is a Significant Subsidiary of the Company) or any group of Subsidiaries (including Guarantors) that in the aggregate would constitute a Significant Subsidiary of the Company pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise:

                           (A)      commences a voluntary case,

                           (B) consents to the entry of an order for relief against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it or for all or substantially all of its property or assets, or

                           (D) makes a general assignment for the benefit of its creditors; or

                  (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any of its Significant Subsidiaries (including any Guarantor that is a Significant Subsidiary of the Company) or any group of Subsidiaries (including Guarantors) that in the aggregate would constitute a Significant Subsidiary of the Company in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries (including any Guarantor that is a Significant Subsidiary of the Company) or any group of Subsidiaries (including Guarantors) that in the aggregate would constitute a Significant Subsidiary of the Company insolvent or bankrupt,

                           (B) appoints a Custodian of the Company or any of its Significant Subsidiaries (including any Guarantor that is a Significant Subsidiary of the Company) or any group of Subsidiaries (including Guarantors) that in the aggregate would constitute a Significant Subsidiary of the Company for all or substantially all of the property or assets of the Company or any such Significant Subsidiary or any such group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, as the case may be, or

                           (C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries (including any Guarantor that is a Significant Subsidiary of the Company) or any group of Subsidiaries (including Guarantors) that in the aggregate would constitute a Significant Subsidiary of the Company, and, in the case of each of the foregoing clauses (A), (B) and (C) of this SECTION 6.01(IX), the order or decree remains unstayed and in effect for at least ninety (90) consecutive days.

         The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A Default under CLAUSE (IV) above is not an Event of Default until (I) the Trustee notifies the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, of the Default and (II) the Default is not cured within thirty (30) days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT". If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases.

6.02     ACCELERATION.

         If an Event of Default (excluding an Event of Default specified in SECTION 6.01(VIII) or (IX) with respect to the Company (but including an Event of Default specified in SECTION 6.01(VIII) or (IX) solely with respect to a Significant Subsidiary of the Company (including any Guarantor that is a Significant Subsidiary of the Company) or any group of Subsidiaries (including Guarantors) that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, premium, if any, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in SECTION 6.01(VIII) or (IX) with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in SECTION 6.01(VIII) or (IX) solely with respect to a Significant Subsidiary of the Company (including any Guarantor that is a Significant Subsidiary of the Company) or any group of Subsidiaries (including Guarantors) that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under SECTION 7.07 have been paid.

6.03     OTHER REMEDIES.

         Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any

Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

6.04     WAIVER OF PAST DEFAULTS.

         Subject to SECTIONS 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest or additional interest on, any Security, or in the payment of the Redemption Price, the Option Purchase Price or the Repurchase Price (or accrued and unpaid interest, if any, payable as herein provided upon Redemption, Repurchase at Holder's Option or Repurchase Upon Repurchase Event),
(B) a Default or Event of Default arising from a failure by the Company to convert any Securities into shares of Common Stock in accordance with this Indenture or (C) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under SECTION 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or an Event of Default is waived, it is cured and ceases. This SECTION 6.04 shall be in lieu of TIA Section 316(a)(1)(B), and TIA
Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

6.05     CONTROL BY MAJORITY.

         The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This SECTION 6.05 shall be in lieu of TIA
Section 316(a)(1)(A), and TIA Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

6.06     LIMITATION ON SUITS.

         Except as provided in SECTION 6.07, a Securityholder may not institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

                  (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within sixty (60) days after receipt of notice, the request and the offer of indemnity; and

                  (v) during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

6.07     RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

         Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of the right to convert the Security in accordance with this Indenture shall not be impaired or affected without the consent of the Holder.

6.08     COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in SECTION 6.01(I) or (II) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

6.09     TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or properties.

               The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 7.07.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.10     PRIORITIES.

         If the Trustee collects any money pursuant to this ARTICLE VI, it shall pay out the money in the following order:

         First:   to the Trustee for amounts due under SECTION 7.07;

         Second: to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

         Third:   to the Company.

         The Trustee, upon prior written notice to the Company may fix a record date and payment date for any payment by it to Securityholders pursuant to this
SECTION 6.10.

6.11     UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This SECTION 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to SECTION 6.07 or a suit by Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.

                           VII.     TRUSTEE

7.01     DUTIES OF TRUSTEE.

         (A) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (B)      Except during the continuance of an Event of Default:

                  (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (C) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 6.05.

         (D) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this SECTION 7.01.

         (E) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

7.02     RIGHTS OF TRUSTEE.

         (A) Subject to SECTION 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice.

         (B) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (C) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

         (D) The Trustee may consult with counsel (such counsel to be reasonably acceptable to the Company) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (E) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

         (F) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

         (G) Except with respect to SECTION 6.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in ARTICLE IV. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to SECTIONS 6.01(I) and (II) or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under ARTICLE IV (other than SECTIONS
4.04 and 4.07) is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         (H) The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or demand of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or demand.

         (I) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

         (J) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

7.03     INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. Any Security Agent may do the same with like rights. The Trustee, however, must comply with SECTIONS 7.10 and 7.11.

7.04     TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities; and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

7.05     NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if, and so long as it in good faith determines that, withholding the notice is in the best interests of Holders.

7.06     REPORTS BY TRUSTEE TO HOLDERS.

         Within sixty (60) days after each May 15 beginning with May 15, 2005, the Trustee shall mail to each Securityholder if required by TIA Section 313(a) a brief report dated as of such May 15 that complies with TIA Section 313(c). In such event, the Trustee also shall comply with TIA Section 313(b).

         A copy of each report at the time of its mailing to Securityholders shall be mailed by first class mail to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

7.07     COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence, bad faith or willful misconduct.

         To secure the Company's payment obligations in this SECTION 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

         The indemnity obligations of the Company with respect to the Trustee provided for in this SECTION 7.07 shall survive any resignation or removal of the Trustee.

         When the Trustee incurs expenses or renders services after an Event of Default specified in SECTION 6.01(VIII) or (IX) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

7.08     REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this SECTION 7.08.

         The Trustee may resign by so notifying the Company in writing thirty
(30) Business Days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

                  (i)      the Trustee fails to comply with SECTION 7.10;

                  (ii)     the Trustee is adjudged a bankrupt or an insolvent;

                  (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                  (iv)     the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

         If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company's expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with SECTION 7.10, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in SECTION 7.07.

7.09     SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

7.10     ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b). Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

7.11     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                           VIII.    DISCHARGE OF INDENTURE

8.01     TERMINATION OF THE OBLIGATIONS OF THE COMPANY AND GUARANTORS.

         This Indenture shall cease to be of further effect if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to SECTION
2.07 hereof) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity or upon Repurchase at Holder's Option, Redemption or Repurchase Upon Repurchase Event, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to SECTION 2.07 hereof) on the Maturity Date or an Option Purchase Date, Redemption Date or Repurchase Date, as the case may be; (b) the Company and/or any Guarantor(s) pay to the Trustee all other sums payable hereunder by the Company and the Company has otherwise satisfied in full all of its obligations under this Indenture; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit; (d) such deposit will not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound; and (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that SECTIONS 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
2.15, 2.16, 2.17, 3.05, 3.08, 3.09, 4.01, 4.02, 4.05, 7.07 and 7.08 and ARTICLES
VIII, X and XII
shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.

8.02     APPLICATION OF TRUST MONEY.

         The Trustee shall hold in trust money deposited with it pursuant to
SECTION 8.01. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of the principal of and any unpaid and accrued interest on the Securities.

8.03     REPAYMENT TO COMPANY.

         The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, premium, if any, or any accrued and unpaid interest or additional interest on, the notes that remains unclaimed for two (2) years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or cause to be mailed to each Holder, notice stating that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

8.04     REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money in accordance with SECTIONS 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to SECTIONS
8.01 and 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with SECTIONS 8.01 and 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                           IX.      AMENDMENTS

9.01     WITHOUT CONSENT OF HOLDERS.

         The Company and the Guarantors, with the consent of the Trustee, may amend or supplement this Indenture or the Securities or the Subsidiary Guarantees without notice to or the consent of any Securityholder:

                  (i)      to comply with SECTIONS 5.01 and 10.12;

                  (ii) to make any changes or modifications to this Indenture necessary in connection with the registration of the public offer and sale of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of this Indenture under the TIA;

                  (iii) to secure the obligations of the Company in respect of the Securities;

                  (iv) to add to the covenants of the Company described in this Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company;

                  (v) to make provisions with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture; and

                  (vi) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Securities pursuant to SECTION 4.09.

         In addition, the Company, the Guarantors and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not materially adversely affect the rights of any Holder.

9.02     WITH CONSENT OF HOLDERS.

         The Company and the Guarantors, with the consent of the Trustee, may amend or supplement this Indenture, the Securities or the Subsidiary Guarantees without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to SECTIONS 6.04 AND 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Notwithstanding anything herein to the contrary, without the consent of each Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to SECTION 6.04, may not:

                           (a) change the stated maturity of the principal of, or the payment date of any installment of interest on, any Security;

                           (b) reduce the principal amount of, or any premium, interest or additional interest on, any Security;

                           (c) change the place or currency of payment of principal of, or any premium, interest or additional interest on, any Security;

                           (d) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

                           (e) modify, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to
                  ARTICLE III to require the Company to purchase Securities on an Option Purchase Date or to repurchase Securities upon the occurrence of a Repurchase Event;

                           (f) modify the provisions of ARTICLE XI in a manner adverse to Holders;

                           (g) adversely affect the right of Holders to convert Securities in accordance with ARTICLE X;

                           (h) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture;

                           (i) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a waiver of compliance with any provision of this Indenture or a waiver of any Default or Event of Default; or

                           (j) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for consent of each affected Holder.

         In addition, the Company shall not release any Guarantor from any of its obligations under such Guarantor's Subsidiary Guarantee or this Indenture except in accordance with the terms of this Indenture, or modify the terms of any Subsidiary Guarantee in a manner materially adverse to Holders, in each case without the consent of the Trustee and holders of at least two-thirds (2/3) in aggregate principal amount of the outstanding Securities.

         Promptly after an amendment, supplement or waiver under SECTION 9.01 or this SECTION 9.02 becomes effective, the Company shall mail, or cause to be mailed, to Securityholders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

         It shall not be necessary for the consent of the Holders under this
SECTION 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

9.03     COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

9.04     REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless it makes a change that requires, pursuant to SECTION 9.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder's Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

9.05     NOTATION ON OR EXCHANGE OF SECURITIES.

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

9.06     TRUSTEE PROTECTED.

         The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this ARTICLE IX; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this ARTICLE IX that adversely affects the Trustee's rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel and an Officers' Certificate that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture.

                           X.       CONVERSION

10.01    CONVERSION PRIVILEGE; RESTRICTIVE LEGENDS.

         (A) Subject to the provisions of SECTIONS 3.04, 3.07, 3.08 AND 3.09, the Securities shall be convertible into shares of Common Stock in accordance with this ARTICLE X and as set forth below if any of the following conditions are satisfied:

                  (i) Conversion Based on Closing Sale Price of Common Stock. The Securities may be surrendered for conversion into shares of Common Stock on any

         Business Day of a calendar quarter after the calendar quarter ending June 30, 2004, if the Closing Sale Price for each of twenty (20) or more consecutive Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds one hundred and twenty five percent (125%) of the Adjusted Conversion Price (as defined below) in effect on the last Trading Day of the immediately preceding calendar quarter. As used herein the "ADJUSTED CONVERSION PRICE" in effect on the last Trading Day of the immediately preceding calendar quarter means the Conversion Price in effect on such last Trading Day, appropriately adjusted, in the good faith determination of the Board of Directors, which determination shall be described in a Board Resolution, to account for any adjustments to the Conversion Rate which shall have become effective during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter.

                  (ii) Conversion Upon Satisfaction of Trading Price Condition. The Securities may be surrendered for conversion into shares of Common Stock during the five (5) Business Day period after any five
         (5) consecutive Trading Day period (the "NOTE MEASUREMENT PERIOD") in which the average Trading Price per $1,000 principal amount of the Securities was equal to or less than ninety seven percent (97%) of the average Conversion Value (as defined below) during the Note Measurement Period (such condition, the "TRADING PRICE CONDITION"). The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder of at least one million dollars ($1,000,000) in aggregate principal amount of Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be equal to or less than ninety seven percent (97%) of the product of the Closing Sale Price and the Conversion Rate. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of the Securities for each of the five (5) successive Trading Days immediately after the date the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. Notwithstanding anything to the contrary in this paragraph, a Security may not be surrendered for conversion pursuant to the Trading Price Condition after May 1, 2019 if, on any Trading Day during the applicable Note Measurement Period, the Closing Sale Price shall be between one hundred percent (100%) and one hundred and twenty five percent (125%) of the Conversion Price in effect on such Trading Day. For purposes of this paragraph, the "CONVERSION VALUE" per $1,000 principal amount of Securities, on a given Trading Day, means the product of the Closing Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.

                  (iii) Conversion Based on Redemption. A Security, or portion of a Security, which has been called for Redemption pursuant to PARAGRAPH 6 of the Securities may be surrendered for conversion into shares of Common Stock; provided, however, that such Security or portion thereof may be surrendered for conversion pursuant to this paragraph only until the close of business on the Business Day immediately preceding the Redemption Date.

                  (iv) Conversion Upon Certain Distributions. If the Company takes any action, or becomes aware of any event, that would require an adjustment to the Conversion Rate pursuant to SECTIONS 10.06(B), 10.06(C), 10.06(D), 10.06(E) or 10.06(F), the Securities may be
         surrendered for conversion into shares of Common Stock beginning on the date the Company mails the notice to the Holders as provided in SECTION
         10.11 (or, if earlier, the date the Company is required to mail such notice) and at any time thereafter until the close of business on the Business Day immediately preceding the "ex" date (as defined in SECTION 10.06(H)) of the applicable transaction or until the Company announces that such transaction will not take place.

                  (v) Conversion Upon Occurrence of Certain Corporate Transactions. If either (i) the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total voting power of all classes of the Company's Capital Stock entitled to vote generally in the election of directors, or (iii) the Company sells, transfers, leases, conveys or otherwise disposes of all or substantially all of the property or assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, then, in each case, the Securities may be surrendered for conversion into shares of Common Stock at any time from and after the date which is fifteen (15) days prior to the date announced by the Company as the anticipated effective date of such transaction or event (which anticipated effective date the Company shall disclose, in good faith, in the written notice and public announcement referred to in SECTION 10.01(C)) until the date that is fifteen (15) days after the actual effective date of such transaction or event.

         (B) The initial Conversion Rate shall be 33.9153 shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be subject to adjustment in accordance with SECTIONS 10.06 THROUGH 10.12.

         (C) Whenever any event described in SECTION 10.01 shall occur which shall cause the Securities to become convertible into shares of Common Stock, the Company shall (i) promptly deliver, in accordance with SECTION 13.02, written notice of the convertibility of the Securities to the Trustee and each Holder; and (ii) publicly announce that the Securities have become convertible. Such written notice and public announcement shall include a description of such event, a description of the periods during which the Securities shall be convertible and the procedures by which a Holder may convert its Securities. At the Company's request, upon reasonable prior notice agreed to by the Trustee, the Trustee shall, in the Company's name and at the Company's expense, deliver to each Holder the written notice of the convertibility of the Securities required by this SECTION 10.01(C); provided, that the form and content of such notice shall be prepared by the Company.

         (D) A Holder may convert a portion of the principal of such Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

         (E) Any shares of Common Stock issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed by the Company and the Holder thereof).

10.02    CONVERSION PROCEDURE.

         To convert a Security, a Holder must satisfy the requirements of PARAGRAPH 10 of the Securities. As soon as practicable following the date (the "CONVERSION DATE") on which the Holder satisfies all those requirements, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion, as provided in PARAGRAPH 10 of the Securities, and a check for the amount of cash payable in lieu of any fractional share. On and after the Conversion Date, the person in whose name such certificate is to be registered shall be treated as a shareholder of record of the Company, and all rights of the Holder of the Security to be converted shall terminate, other than the right to receive the shares of Common Stock and cash deliverable as provided in the preceding sentence. A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into shares of Common Stock, or is deemed to be a shareholder of record of the Company, as provided in this paragraph, and then only to the extent such Securities are deemed to have been so converted or such Holder is so deemed to be a shareholder of record.

         Except as provided in the Securities or in this ARTICLE X or in ARTICLE III, no payment or adjustment will be made for accrued interest on, or additional interest with respect to, a converted Security or for dividends on any Common Stock issued on or prior to conversion. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such interest payment date on the portion so converted; provided further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Security surrendered for conversion shall not be required if such Security is called for Redemption pursuant to SECTION 3.04 and PARAGRAPHS 6 AND 7 of the Securities; provided further, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to SECTION 2.12 (it being understood that nothing in this SECTION 10.02 shall affect the Company's obligations under
SECTION 2.12).

         If a Holder converts more than one Security at the same time, the number of full shares of Common Stock issuable upon such conversion shall be based on the total principal amount of all Securities converted.

         Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

         If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

10.03    FRACTIONAL SHARES.

         The Company will not issue fractional shares of Common Stock upon conversion of Securities and instead will deliver a check in an amount equal to the value of such fraction computed on the basis of the Closing Sale Price on the Trading Day immediately before the Conversion Date.

10.04    TAXES ON CONVERSION.

         If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of shares of Common Stock upon the conversion. However, such Holder shall pay any such tax or duty which is due because such shares are issued in a name other than such Holder's name. The Conversion Agent may refuse to deliver a certificate representing the shares of Common Stock to be issued in a name other than such Holder's name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

10.05    COMPANY TO PROVIDE STOCK.

         The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion of all of the Securities into shares of Common Stock.

         All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

         The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.

10.06    ADJUSTMENT OF CONVERSION RATE.

         The Conversion Rate shall be subject to adjustment from time to time as follows:

                           (a) In case the Company shall (1) pay a dividend in shares of Common Stock to all holders of Common Stock, (2) make a distribution in shares of Common Stock to all holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such Holder would have owned immediately following such action had such Securities been converted immediately prior thereto. Any adjustment made pursuant to this SECTION 10.06(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                           (b) In case the Company shall issue rights or warrants to all or substantially all holders of Common Stock, entitling them, for a period expiring not more than sixty (60) days immediately following the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share (or having a conversion, exchange or exercise price per share) that is less than the current market price (as determined pursuant to SECTION 10.06(h)) of Common Stock on the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which (A) the numerator shall be the sum of (I) the number of shares of Common Stock outstanding at the close of business on such record date and (II) the aggregate number of shares (the "UNDERLYING SHARES") of Common Stock underlying all such issued rights or warrants (whether by exercise, conversion, exchange or otherwise), and (B) the denominator shall be the sum of (I) number of shares of Common Stock outstanding at the close of business on such record date and (II) the number of shares of Common Stock which the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights or warrants would purchase at such current market price. Such increase shall become effective immediately prior to the opening of business on the day following such record date. In no event shall the Conversion Rate be decreased pursuant to this SECTION 10.06(b).

                           (c) In case the Company shall dividend or distribute to all or substantially all holders of Common Stock shares of Capital Stock of the Company (other than Common Stock), evidences of Indebtedness or other assets (other than dividends or distributions requiring an adjustment to the Conversion Rate in accordance with SECTIONS 10.06(d), 10.06(e) OR 10.06(f)), or shall dividend or distribute to all or substantially all holders of Common Stock rights or warrants to subscribe for or purchase securities (other than those referred to in SECTION 10.06(b)), then in each such case the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of shareholders entitled to such dividend or distribution by a fraction of which (A) the numerator shall be the current market price of Common Stock (as determined pursuant to SECTION 10.06(h)) on such record date and (B) the denominator shall be an amount equal to (I) such current market price less (II) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), on such record date, of the portion of the shares of Capital Stock, evidences of Indebtedness, assets, rights and warrants to be dividended or distributed applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following such record date; provided, however, that if such denominator is equal to or less than zero, then, in lieu of the foregoing adjustment to the Conversion Rate, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of its Securities, in addition to the shares of Common Stock issuable (and cash, if any, payable) upon such conversion, an amount of shares of Capital Stock, evidences of Indebtedness, assets, rights and/or warrants that such Holder would have received had such Holder converted all of its Securities on such record date. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in SECTION 10.06(b)) (collectively, "RIGHTS") pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this SECTION 10.06(c), make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) on or after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable (and cash, if any, payable) upon such conversion (the "CONVERSION SHARES"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "DISTRIBUTION DATE"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Conversion Shares would be entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights. Any distribution of rights or warrants pursuant to a shareholders' rights plan complying with the requirements set forth in the preceding sentence of this paragraph and with SECTION 10.14 shall not constitute a distribution of rights or warrants pursuant to this SECTION 10.06(c). In no event shall the Conversion Rate be decreased pursuant to this SECTION 10.06(c).

                           (d) In case the Company shall, by dividend or otherwise, at any time make a distribution of cash (excluding any cash that is distributed as part of a distribution requiring a Conversion Rate adjustment pursuant to SECTIONS 10.06(e), OR 10.06(f)) to all or substantially all holders of Common Stock, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of holders of Common Stock entitled to such distribution by a fraction (A) whose numerator shall be the current market price per share of Common Stock (as determined pursuant to SECTION 10.06(h)) on such record date and (B) whose denominator shall be an amount equal to (I) such current market price per share of Common Stock less (II) the amount of the distribution per share of Common Stock; provided, however, that the Conversion Rate shall not be adjusted pursuant to this SECTION 10.06(d) to the extent, and only to the extent, such adjustment would cause the Conversion Price to be less than one cent ($0.01); provided further that, if the denominator of such fraction shall be equal to or less than zero, the Conversion Rate shall be instead adjusted so that the Conversion Price is equal to one cent ($0.01). An adjustment to the Conversion Rate pursuant to this SECTION 10.06(d) shall become effective immediately prior to the opening of business on the day immediately following such record date. In no event shall the Conversion Rate be decreased pursuant to this SECTION 10.06(d).

                           (e) In case the Company or any Subsidiary shall distribute cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock where the sum of the aggregate amount of such cash distributed and the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the "AGGREGATE AMOUNT") expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the "PURCHASED SHARES") exceeds the current market price per share of Common Stock (as determined pursuant to SECTION 10.06(h)) on the last date (such last date, the "EXPIRATION DATE") on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction (A) whose numerator is equal to the sum of (I) the Aggregate Amount and
                  (II) the product of (a) the current market price per share of Common Stock (as determined pursuant to SECTION 10.06(h)) on the Expiration Date and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of the last time (the "EXPIRATION TIME") at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) less (ii) the Purchased Shares and (B) whose denominator is equal to the product of
                  (I) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (II) the current market price per share of Common Stock on the Expiration Date.

         An increase, if any, to the Conversion Rate pursuant to this SECTION 10.06(e) shall become effective immediately prior to the opening of business on the Business Day following the Expiration Date. In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this SECTION 10.06(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this SECTION 10.06(e).

                           (f) If (i) a person other than the Company or any Subsidiary shall distribute cash or other consideration in respect of a tender or exchange offer made by such person for all or any portion of the Common Stock; (ii) as of the last date (the "THIRD PARTY EXPIRATION DATE") on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through such date), the Board of Directors does not recommend rejection of such tender offer or exchange offer; (iii) such person (including such person's "affiliates," within the meaning of Rule 144(a)(1) under the Securities Act, and including any "syndicate" or "group," within the meaning of Section 13(d)(3) of the Exchange Act, that includes such person) would, assuming that all shares sought for tender or exchange pursuant to such tender or exchange offer are validly tendered or exchanged pursuant to such tender or exchange offer, "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) at least fifteen percent (15%) of the total shares of Common Stock outstanding immediately after the Third Party Expiration Time (as defined below); and (iv) the sum of the aggregate amount of such cash and the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the Third Party Expiration Date, of such other consideration (such sum, the "THIRD PARTY AGGREGATE AMOUNT"), expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the last time (the "THIRD PARTY EXPIRATION TIME") at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (such tendered or exchanged shares of Common Stock, the "THIRD PARTY PURCHASED SHARES"), exceeds the current market price per share of Common Stock (as determined pursuant to SECTION 10.06(h)) on the Expiration Date, then the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business on the Third Party Expiration Date by a fraction (A) whose numerator is equal to the sum of (I) the Third Party Aggregate Amount and
                  (II) the product of (a) the current market price per share of Common Stock (as determined pursuant to SECTION 10.06(h)) on the Third Party Expiration Date and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of the Third Party Expiration Time (including all Third Party Purchased Shares) less (ii) the Third Party Purchased Shares and (B) whose denominator is equal to the product of (I) the number of shares of Common Stock outstanding as of the Third Party Expiration Time (including all Third Party Purchased Shares) and (II) the current market price per share of Common Stock (as determined pursuant to SECTION 10.06(h)) on the Third Party Expiration Date.

         An adjustment, if any, to the Conversion Rate pursuant to this SECTION 10.06(f) shall become effective immediately prior to the opening of business on the Business Day following the Third Party Expiration Date. In the event that such tender offer or exchange offer is permanently prevented by applicable law from being effected, or all purchases pursuant to such tender offer or exchange offer are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this SECTION 10.06(f) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this SECTION 10.06(f).

                           (g) In addition to the foregoing adjustments in SUBSECTIONS (a), (b), (c), (d), (e) AND (f) above, the Company, from time to time and to the extent permitted by law, may increase the Conversion Rate by any amount for a period of at least twenty (20) days or such longer period as may be required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such increase to be mailed to each Holder of Securities at such Holder's address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.

                           (h) For the purpose of any computation under SUBSECTIONS (a), (b), (c) OR (d) above of this SECTION 10.06, the current market price per share of Common Stock on the date fixed for determination of the shareholders entitled to receive the issuance or distribution requiring such computation (the "DETERMINATION DATE") shall be deemed to be the average of the Closing Sale Prices for the ten (10) consecutive Trading Days immediately preceding the Determination Date, and, for the purpose of any computation under SECTIONS 10.06(e) OR 10.06(f), the current market price per share of Common Stock on the Expiration Date or Third Party Expiration Date, as the case may be, for the tender offer or exchange offer requiring such computation shall be deemed to be the average of the Closing Sale Price for the ten
                  (10) consecutive Trading Days immediately preceding the Expiration Date or Third Party Expiration Date, as the case may be; provided, however, that (i) if the "ex" date for any event (other than the event requiring such computation) that requires an adjustment to the Conversion Rate pursuant to SUBSECTION (a), (b), (c), (d), (e) OR (f) above occurs on or after the tenth (10th) Trading Day prior to the Determination Date, Expiration Date or Third Party

                  Expiration Date, whichever is applicable, and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Sale Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event, (ii) if the "ex" date for any event (other than the event requiring such computation) that requires an adjustment to the Conversion Rate pursuant to SUBSECTION (a), (b), (c), (d), (e) OR (f) above occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the Determination Date or the Expiration Date or Third Party Expiration Date, whichever is applicable, the Closing Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event, and
                  (iii) if the "ex" date for the event requiring such computation is on or prior to the Determination Date or Expiration Date or Third Party Expiration Date, whichever is applicable, after taking into account any adjustment required pursuant to CLAUSE (i) OR (ii) of this proviso, the Closing Sale Price for each Trading Day on and after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for the purposes of this SECTION 10.06, whose determination shall be conclusive and described in a Resolution of the Board of Directors) of the evidences of Indebtedness, shares of Capital Stock or other securities or assets or cash being distributed (in the event requiring such computation) applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

         For purposes of this subsection, the term "ex" date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer means the first date on which the Common Stock trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).

10.07    NO ADJUSTMENT.

         No adjustment in the Conversion Rate shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Price as last adjusted (or, if never adjusted, the initial Conversion Price); provided, however, that any adjustments which by reason of this SECTION 10.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this ARTICLE X shall be made to the nearest cent or to the nearest one-millionth of a share, as the case may be.

         If any rights, options or warrants issued by the Company and requiring an adjustment to the Conversion Rate in accordance with SECTION 10.06 are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate will not be adjusted as provided in SECTION 10.06 until the earliest of such triggering event occurs. Upon the expiration or termination of any rights, options or warrants issued by the Company (which rights, options or warrants require an adjustment to the Conversion Rate in accordance with SECTION 10.06) without the exercise of such rights, options or warrants, the Conversion Rate then in effect shall be adjusted immediately to the Conversion Rate which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.

         If any dividend or distribution is declared and the Conversion Rate is adjusted pursuant to SECTION 10.06 on account of such dividend or distribution, but such dividend or distribution is thereafter not paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect had such dividend or distribution not been declared.

         No adjustment to the Conversion Rate need be made for a transaction referred to in this ARTICLE X if Holders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction (which determination shall be described in a Board Resolution).

10.08    OTHER ADJUSTMENTS.

         In the event that, as a result of an adjustment made pursuant to
SECTION 10.06 hereof, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this ARTICLE X.

10.09    ADJUSTMENTS FOR TAX PURPOSES.

         The Company may make such increases in the Conversion Rate, in addition to those required by SECTION 10.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its shareholders will not be taxable to the recipients thereof.

10.10    NOTICE OF ADJUSTMENT.

         Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment. At the Company's request, upon reasonable prior notice agreed to by the Trustee, the Trustee shall, in the Company's name and at the Company's expense, mail to Holders at the addresses appearing on the Registrar's books such notice of adjustment required by this SECTION 10.10; provided, that the form and content of such notice shall be prepared by the Company.

10.11    NOTICE OF CERTAIN TRANSACTIONS.

         In the event that:

                  (1) the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,

                  (2) the Company or any Guarantor takes any action that would require a supplemental indenture pursuant to SECTION 10.12, or

                  (3)      there is a dissolution or liquidation of the Company,

the Company shall mail to Holders at the addresses appearing on the Registrar's books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in CLAUSE
(1), (2) or (3) of this SECTION 10.11. The Company shall mail such notice at least twenty (20) days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in CLAUSE (1), (2) or (3) of this SECTION 10.11. At the Company's request, upon reasonable prior notice agreed to by the Trustee, the Trustee shall, in the Company's name and at the Company's expense, mail to Holders at the addresses appearing on the Registrar's books such written notice required by this SECTION 10.11; provided, that the form and content of such notice shall be prepared by the Company.

10.12 EFFECT OF RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS, BINDING SHARE EXCHANGES OR SALES ON CONVERSION PRIVILEGE.

         If any of the following shall occur, namely: (i) any reclassification or change in the Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing Person and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock or
(iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, then the Company or such successor or purchasing Person, as the case may be, and each Guarantor, shall, as a condition precedent to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, assuming that such Holder would not have exercised any rights of election that such Holder would have had as a holder of Common Stock to select a particular type of consideration. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this
ARTICLE X. The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have, pursuant to SECTION 10.06(c) or SECTION 10.14, to receive Rights upon conversion of a Security. If, in the case of any such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provision of this SECTION 10.12 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

         In the event a supplemental indenture shall have been executed pursuant to this SECTION 10.12, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.

10.13    TRUSTEE'S DISCLAIMER.

         The Trustee has no duty to determine when an adjustment under this
ARTICLE X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to SECTION 10.10 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this ARTICLE X.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to SECTION 10.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to SECTION 10.12 hereof.

10.14    RIGHTS DISTRIBUTIONS PURSUANT TO SHAREHOLDERS' RIGHTS PLANS.

         Upon conversion of any Security or a portion thereof, the Company shall make provision for the Holder thereof to receive, in addition to, and concurrently with the delivery of, the shares of Common Stock issuable (and cash, if any, payable) upon such conversion, the rights described in the Rights Agreement (whether or not the rights have been separated from the Common Stock prior to the time of conversion). In the event that the Company implements a shareholders' rights plan after the date hereof or amends, supplements or supercedes the Rights Agreement, the Company shall provide that the Holders will receive upon conversion of their Securities, in addition to shares of Common Stock issuable (and cash, if any, payable) upon such conversion, the rights described therein (whether or not the rights have been separated from the Common Stock prior to the time of conversion).

                           XI.      SUBORDINATION

11.01    AGREEMENT TO SUBORDINATE.

         The Company agrees, and each Securityholder by accepting a Security agrees, that the payment of all amounts due with respect to the Securities is subordinated in right of payment, to the extent and in the manner provided in this ARTICLE XI, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and that the subordination is for the benefit of the holders of Senior Indebtedness of the Company.

11.02    CERTAIN DEFINITIONS.

         "DESIGNATED SENIOR INDEBTEDNESS" means any Senior Indebtedness of the Company in which the instrument creating or evidencing the indebtedness expressly provides that such indebtedness is "designated senior indebtedness" with respect to the Securities. Designated Senior Indebtedness shall initially include any Indebtedness of the Company outstanding under that certain Loan and Security Agreement between the Company and HFG Healthco-4, LLC, dated October 22, 2002, as amended, and the Company's 11% Series B Senior Notes due 2008.

         "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness of the Company.

         "SENIOR INDEBTEDNESS" means:

         (A) with respect to the Company, all Indebtedness of the Company outstanding at any time, except (i) the Securities, (ii) Indebtedness that by its terms provides that it shall not be "senior" in right of payment to the Securities, (iii) Indebtedness that by its terms provides that it shall be "pari passu" or "junior" or "subordinated" in right of payment to the Securities, (iv) Indebtedness for trade payables or any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services and (v) Indebtedness of the Company to any of its Subsidiaries; and

         (B) with respect to a Guarantor, all Indebtedness of such Guarantor outstanding at any time, except (i) the Subsidiary Guarantee of such Guarantor, (ii) Indebtedness that by its terms provides that it shall not be "senior" in right of payment to such Subsidiary Guarantee, (iii) Indebtedness that by its terms provides that it shall be "pari passu" or "junior" or "subordinated" in right of payment to such Subsidiary Guarantee, (iv) Indebtedness for trade payables or any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services and (v) Indebtedness of such Guarantor to any of its "subsidiaries" (as defined in Rule 405 under the Securities Act).

11.03    LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company upon the terms and conditions of ARTICLE V), the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash or cash equivalents of all Senior Indebtedness of the Company, or provision shall be made for such payment in full, before the Securityholders will be entitled to receive any payment or distribution of any kind or character on account of principal of, or premium, if any, or interest or additional interest on, the Securities; and any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Securityholders or the Trustee would be entitled but for the provisions of this ARTICLE XI shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness of the Company or their representative or representatives ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company to the extent necessary to make payment in full of all Senior Indebtedness of the Company remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

11.04    DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS

         No payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities, may be made by or on behalf of the Company on account of the principal of, or premium, if any, or interest or additional interest, if any, on, the Securities or on account of a Repurchase at Holder's Option or Repurchase Upon Repurchase Event, Redemption or any other repurchase or acquisition of Securities, upon the occurrence of any Payment Default in respect of Designated Senior Indebtedness until such Payment Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents. A "PAYMENT DEFAULT" shall mean a default in payment, whether at scheduled maturity, upon a scheduled installment, by acceleration or otherwise, of principal of, or premium, if any, or interest on, Designated Senior Indebtedness beyond any applicable grace period.

         If (i) there occurs any default or event of default with respect to any Designated Senior Indebtedness, other than a Payment Default, pursuant to which the maturity of such Designated Senior Indebtedness may be accelerated (a "NON-PAYMENT DEFAULT"), and (ii) the Trustee receives written notice (a "PAYMENT BLOCKAGE NOTICE") of such Non-Payment Default from the

Company or a Representative with respect to such Designated Senior Indebtedness, then no payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities, may be made during the Payment Blockage Period (as defined below) by or on behalf of the Company on account of the principal of, or premium, if any, or interest or additional interest, if any, on, the Securities or on account of a Repurchase at Holder's Option or Repurchase Upon Repurchase Event, Redemption or any other repurchase or acquisition of Securities.

         The Payment Blockage Period shall mean the period (each a "PAYMENT BLOCKAGE PERIOD") that shall commence upon receipt by the Trustee of the Payment Blockage Notice, and shall end on the earliest of:

                           (i)      one hundred seventy nine (179) days
                  thereafter, provided, that the Designated Senior Indebtedness to which the non-payment default relates shall not theretofore have been accelerated;

                           (ii) the date on which such Non-Payment Default is cured or waived or ceases to exist;

                           (iii) the date on which such Designated Senior Indebtedness is discharged or paid in full; or

                           (iv) the date on which such Payment Blockage Period shall have been terminated by written notice to the Trustee from a Representative of such Designated Senior Indebtedness.

After the termination of a Payment Blockage Period, the Company shall resume making any and all required payments in respect of the Securities, including any missed payments. In any event, not more than one Payment Blockage Period may be commenced during any period of three hundred and sixty five (365) consecutive days. No Non-Payment Default that existed or was continuing on the date of the commencement of any Payment Blockage Period will or can be made the basis for the commencement of a subsequent Payment Blockage Period, unless such Non-Payment default has been cured or waived for a period of at least ninety
(90) consecutive days subsequent to the commencement of such initial Payment Blockage Period.

11.05    ACCELERATION OF SECURITIES.

         If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of the Company's Senior Indebtedness of such acceleration.

11.06    WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that, notwithstanding the provisions of SECTIONS 11.03 AND 11.04, any payment or distribution of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder which is prohibited by such provisions, then and in such event such payment shall be held in trust for the benefit of, and shall be paid over and delivered by such Trustee or Holder to, the trustee or Representative with respect to holders of the Company's Senior Indebtedness, as their interest may appear, for application to the Company's

Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash or cash equivalents after giving effect to any concurrent distribution to or for the holders of the Company's Senior Indebtedness.

         With respect to the holders of the Company's Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this ARTICLE XI, and no implied covenants or obligations with respect to the holders of the Company's Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Company's Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other person money or assets to which any holders of the Company's Senior Indebtedness shall be entitled by virtue of this ARTICLE XI, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

11.07    NOTICE BY THE COMPANY.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any obligations with respect to the Securities to violate this ARTICLE XI, but failure to give such notice shall not affect the subordination of the Securities to the Company's Senior Indebtedness as provided in this ARTICLE XI.

11.08    SUBROGATION.

         After all Senior Indebtedness of the Company is paid in full and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with all other Indebtedness that is equal in right of payment to the Securities) to the rights of holders of the Company's Senior Indebtedness to receive distributions applicable to the Company's Senior Indebtedness to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of the Company's Senior Indebtedness. A distribution made under this ARTICLE XI, to holders of the Company's Senior Indebtedness that otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company of the Securities.

11.09    RELATIVE RIGHTS.

         This ARTICLE XI, defines the relative rights of Holders and holders of the Company's Senior Indebtedness. Nothing in this Indenture shall: (i) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Securities in accordance with their terms; (ii) affect the relative rights of Holders and creditors of Holders other than their rights in relation to holders of the Company's Senior Indebtedness; or (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of the Company's Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Securities. If the Company fails because of this ARTICLE XI, to pay principal of or interest on a Security on the Maturity Date, the failure is still a Default or Event of Default.

11.10    SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY.

         No right of any holder of the Company's Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

         Without in any way limiting the generality of this SECTION 11.10, the holders of the Company's Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this ARTICLE XI, or the obligations hereunder of the Holders to the holders of the Company's Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Company's Senior Indebtedness, or any instrument evidencing the same or any agreement under which the Company's Senior Indebtedness is outstanding or secured; (b) sell, exchange, release, foreclose against or otherwise deal with any property pledged, mortgaged or otherwise securing the Company's Senior Indebtedness; (c) release any person liable in any manner for the collection of the Company's Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company, any Subsidiary thereof or any other person.

11.11    DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of any Senior Indebtedness of the Company, the distribution may be made and the notice given to their trustee or Representative.

         Upon any payment or distribution of assets of the Company referred to in this ARTICLE XI, the Trustee and the Holders the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, all holders of the Company's Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this ARTICLE XI.

11.12    RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this ARTICLE XI, or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office of the Trustee at least three
(3) Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Securities to violate this ARTICLE XI. Only the Company or a trustee or Representative with respect to the Company's Senior Indebtedness may give the notice. Nothing in this ARTICLE XI, shall impair the claims of, or payments to, the Trustee under or pursuant to SECTION 7.07.

         The Trustee in its individual or any other capacity may hold the Company's Senior Indebtedness with the same rights it would have if it were not Trustee.

                           XII.     SUBSIDIARY GUARANTEES

12.01    GUARANTEES.

         Subject to this ARTICLE XII, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee, to each holder of shares of Common Stock issued upon conversion of a Security or issued pursuant to ARTICLE III and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest or additional interest, if any, on the Securities (including, without limitation, any additional interest in respect of shares of Common Stock issued upon conversion of a Security or issued pursuant to ARTICLE III) will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and premium, if any, and interest or additional interest, if any, on the Securities or such shares, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder or under the Registration Rights Agreement will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities, any such shares or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. For purposes of this ARTICLE XII, "Holder" shall be deemed to include any holder of shares of Common Stock issued upon conversion of a Security or issued pursuant to ARTICLE III.

         Subject to this ARTICLE XII, each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Notwithstanding the foregoing, each Guarantor shall, with respect to any claim, action or proceeding against such Guarantor relating to this Indenture, the Securities or such Guarantor's Subsidiary Guarantee, be entitled to assert a defense of prior payment or performance by such Guarantor of the obligations that are the subject of such claim, action or proceeding. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this

Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and the Registration Rights Agreement. Nothing in the foregoing sentence shall affect the obligations contained in SECTION 6.06 of this Indenture.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or any Guarantor either to the Trustee or to such Holder, then each Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in ARTICLE VI hereof for the purposes of the Subsidiary Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in ARTICLE VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Subsidiary Guarantees. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

12.02    EFFECTIVENESS OF SUBSIDIARY GUARANTEES.

         Notwithstanding anything in this ARTICLE XII or otherwise in this Indenture to the contrary, the provisions of SECTION 12.01 and the obligations of each Guarantor shall become operative on the Guarantee Effectiveness Date (if any) and shall remain operative, except as otherwise provided herein, on and after such date (it being understood that the provisions of SECTION 12.01 shall not become operative if there shall be no Guarantee Effectiveness Date and that neither SECTION 12.01, nor the obligations of any Guarantor thereunder, shall be operative at any time prior to the Guarantee Effectiveness Date).

12.03    SUBORDINATION OF SUBSIDIARY GUARANTEES.

         The obligations of each Guarantor under its Subsidiary Guarantee pursuant to this ARTICLE XII shall be junior and subordinated to the Senior Indebtedness of such Guarantor on the same basis as the Securities are junior and subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Securities pursuant to this Indenture, including ARTICLE XI hereof. For avoidance of doubt, "Designated Senior Indebtedness" of any Guarantor shall initially include any Indebtedness of such Guarantor outstanding, as of the Guarantee Effectiveness Date, under that certain Loan and Security Agreement between the Company and HFG Healthco-4, LLC, dated October 22, 2002, as amended, and any Guarantee of such Guarantor in effect on the Guarantee Effectiveness Date under the Company's 11% Series B Senior Notes due 2008.

12.04    LIMITATION ON GUARANTOR LIABILITY.

         Each Guarantor, and, by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of each Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this ARTICLE XII, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

12.05    EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

         To evidence its Subsidiary Guarantee set forth in SECTION 12.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in EXHIBIT E shall be endorsed by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by one of its Officers.

         Notwithstanding the foregoing, each Guarantor hereby agrees that any failure by such Guarantor to endorse on each Security a notation of such Subsidiary Guarantee shall not affect such Guarantor's obligations under SECTION
12.01 or the validity of such Guarantor's Subsidiary Guarantee.

         If an Officer whose signature is on this Indenture or on any Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which the Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall nevertheless be valid.

         The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

12.06    GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS; RELEASE.

         No Guarantor may sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

         (A) at the time of and immediately after giving effect to such transaction, no Default or Event of Default exists; and

         (B)      to the extent applicable to such transaction, SECTION 3.09 and
ARTICLE V of this Indenture are complied with.

         In case of any such sale or other disposition or consolidation or merger, provided the conditions of clauses (A) and (B) above are satisfied, the Subsidiary Guarantee of the Guarantor that is a party to such transaction shall be released and the Person acquiring such properties or assets (including by way of merger or consolidation) or Capital Stock of such Guarantor shall not be required to assume the obligations of such Guarantor.

         In case of any such sale or other disposition or consolidation or merger, where the conditions of clauses (A) and (B) above are not satisfied, the Person acquiring the properties or assets in such sale or other disposition, or the Person formed by or surviving any such consolidation or merger, shall assume all the obligations of such Guarantor under (a) this Indenture, pursuant to a supplemental indenture reasonably satisfactory to the Trustee, (b) such Guarantor's Subsidiary Guarantee and (c) the Registration Rights Agreement.

         Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest and additional interest on the Securities (and, as applicable, shares of Common Stock issued upon conversion of a Security or issued pursuant to ARTICLE III) and for the other obligations of any Guarantor under this Indenture as provided in this ARTICLE XII.

                           XIII.    MISCELLANEOUS

13.01    TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.

13.02    NOTICES.

         Any notice or communication by the Company, any Guarantor or the Trustee to any other is duly given if in writing and delivered in person, mailed by first-class mail or by express delivery to the other party's address stated in this SECTION 13.02. The Company, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Notices and communications to any Guarantor shall be given care of the Company.

         Any notice or communication to a Holder shall be mailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Security Agent at the same time.

         All notices or communications shall be in writing.

         The Company's address is:

         Matria Healthcare, Inc.
         1850 Parkway Place
         Marietta, GA 30067
         Attn: Chief Financial Officer

         The Trustee's address is:

         Wells Fargo Bank, N.A.
         Attn: Corporate Trust Services
         213 Court Street, Suite 703
         Middletown, CT 06457

13.03    COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

13.04    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Each signer of an Officers' Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers' Certificate or certificates of public officials as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.

13.05    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

13.06    RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

13.07    LEGAL HOLIDAYS.

         A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the State of New York or in the city in which the Trustee administers its corporate trust business. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

         A "BUSINESS DAY" is a day other than a Legal Holiday.

13.08    DUPLICATE ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

13.09    GOVERNING LAW.

         The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture, the Securities and the Subsidiary Guarantees.

13.10    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

13.11    SUCCESSORS.

         All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture and the Subsidiary Guarantees shall bind its successors, except as otherwise provided in
SECTION 12.06.

13.12    SEPARABILITY.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

13.13    TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

13.14    CALCULATIONS IN RESPECT OF THE SECURITIES.

         The Company and its agents (including, without limitation, the Bid Solicitation Agent) shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder, and, absent such manifest error, the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification.

  [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

                                       MATRIA HEALTHCARE, INC.



                                       By: /s/ Parker H. Petit
                                           ------------------------------------
                                           Name: Parker H. Petit
                                           Title: Chairman and Chief Executive
                                                  Officer

                                       QUALITY ONCOLOGY, INC.
                                       DIABETES SELF CARE, INC.
                                       FACET TECHNOLOGIES LLC
                                       DIABETES MANAGEMENT SOLUTIONS, INC.



                                       By: /s/ Roberta L. McCaw
                                           ------------------------------------
                                           Name: Robert L. McCaw
                                           Title: Secretary

                                       WELLS FARGO BANK, N.A., as Trustee



                                       By: /s/ Joseph P. O'Donnell
                                           ------------------------------------
                                           Name: Joseph P. O'Donnell
                                           Title: Assistant Vice President

                                                                       EXHIBIT A

                               [Face of Security]

                             MATRIA HEALTHCARE, INC.

Certificate No. _______

    [INSERT PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND AS REQUIRED]

              4.875% Convertible Senior Subordinated Note due 2024

                             CUSIP No. ____________

         Matria Healthcare, Inc., a Delaware corporation (the "COMPANY"), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of _____________________ dollars ($__________) on May 1, 2024 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

         Interest Payment Dates: May 1 and November 1, with the first payment to be made on November 1, 2004.

         Record Dates: April 15 and October 15.

         The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

         IN WITNESS WHEREOF, MATRIA HEALTHCARE, INC. has caused this instrument to be duly signed.

                                             MATRIA HEALTHCARE, INC.



                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


Dated:
       -------------------

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Trustee


By:
    ------------------------------------
           Authorized Signatory

Dated:
       -------------------

                              [REVERSE OF SECURITY]

                             MATRIA HEALTHCARE, INC.

              4.875% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2024

         1. INTEREST. Matria Healthcare, Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on May 1 and November 1 of each year, with the first payment to be made on November 1, 2004. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, May 5, 2004, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2.       MATURITY. The Securities will mature on May 1, 2024.

         3. METHOD OF PAYMENT. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal amount, Redemption Price, Option Purchase Price or Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, or any Make-Whole Payment, if applicable, payable as herein provided upon Redemption, Repurchase at Holder's Option or Repurchase Upon Repurchase Event, as the case may be (provided, that, Holders that have converted Securities that have been called for a Provisional Redemption shall be entitled to receive the Make-Whole Payment in accordance with the terms of the Indenture without any such surrender). The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account specified by the Holder hereof and (B) in the case this Security is held in other than global form, by wire transfer of immediately available funds to the account specified by the Holder hereof or, if no such account is specified, by mailing a check to such Holder's address shown in the register of the Registrar.

         4. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, Wells Fargo Bank, N.A. (the "TRUSTEE") will act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent. The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent without notice.

         5. INDENTURE. The Company issued the Securities under an Indenture dated as of May 5, 2004 (the "INDENTURE") among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA") as amended and in effect from time to time. The Securities are subject to all such terms, and

Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured senior subordinated obligations of the Company limited to $75,000,000 aggregate principal amount ($86,250,000 if the Initial Purchaser has elected to exercise in full the Option to purchase up to an additional $11,250,000 aggregate principal amount of the Securities), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

         6.       PROVISIONAL AND OPTIONAL REDEMPTION.

                  The Company shall have the right, at the Company's option, at any time, and from time to time, on a Redemption Date before May 1, 2009, to redeem (a "PROVISIONAL REDEMPTION") all or any part of the Securities at a price equal to one hundred percent (100%) of the principal amount of the Securities to be redeemed plus the Make-Whole Payment (as defined below) if (A) for each of at least twenty (20) Trading Days in any consecutive thirty (30) Trading Days ending on, and including, the Trading Day immediately preceding the date (the "NOTICE DATE") of mailing of the notice of Provisional Redemption as provided in
SECTION 3.04 of the Indenture, the Closing Sale Price exceeds one hundred and fifty percent (150%) of the Conversion Price in effect on such Trading Day; (B) a "Shelf Registration Statement" (as defined in the Registration Rights Agreement) is effective under the Securities Act and available for use, in accordance with the Registration Rights Agreement, as of such Notice Date through, and including, such Redemption Date, and is reasonably expected to remain effective under the Securities Act and so available until at least the thirtieth (30th) day after such Redemption Date; (C) no "Event" (as defined in the Registration Rights Agreement) has occurred that has not ceased, in accordance with the provisions of the Registration Rights Agreement, on or before such Redemption Date; and (D) no continuing Default or Event of Default exists that has not been cured or waived, in accordance herewith, on or before such Redemption Date.

                  The "MAKE-WHOLE PAYMENT" with respect to a Security subject to a Provisional Redemption on a Redemption Date shall mean an amount equal to the sum of (a) the present value, as of such Redemption Date, of all remaining scheduled interest payments on such Security from, and including, such Redemption Date through, and including, May 1, 2009; (b) any defaulted interest that the Company shall have failed to pay with respect to such Security on or prior to such Redemption date, including any unpaid interest that has accrued, in accordance with SECTION 2.12 of the Indenture, to, but excluding, such Redemption Date on any such defaulted interest; (c) any unpaid additional interest that has accrued with respect to such Security to, but excluding, such Redemption Date. Such present value shall be calculated using a discount rate equal to the yield to maturity of United States Treasury securities with a constant maturity most nearly equal to the then remaining term on such Security from such Redemption Date to May 1, 2009; provided, however, that if such remaining term is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, then the applicable yield to maturity shall be obtained by linear interpolation, calculated to the nearest one-twelfth (1/12th) of a year, from the weekly average yields of the United States Treasury securities for which such yields are given, unless such remaining term is less than one (1) year, in which case the weekly average yield on United States Treasury securities actually traded, adjusted to a constant maturity of one (1) year, shall be used. Such yield to maturity data for

United States Treasury securities shall be obtained from data compiled and published in the most recent Federal Reserve Statistical Release H.19 that has become available at any time on or after the Notice Date until the second (2nd) Business Day immediately preceding such Redemption Date or, if such Statistical Release is no longer published, any publicly available source for similar market data. As soon as practicable after the time the amount of the Make-Whole Payment shall have been calculated, but no later than the second (2nd) Business Day immediately preceding such Redemption Date, the Company shall publicly disseminate the amount of the Make-Whole Payment in a press release or publish it on the Company's website. The Make-Whole Payment shall be paid by the Company on all Securities called for Provisional Redemption, including, without limitation, any Securities that have been converted into shares of Common Stock on or after the Notice Date and before such Redemption Date. In no event shall the Make-Whole Payment with respect to a Security that is called for Provisional Redemption be reduced by any amount of accrued and unpaid interest; provided, however, that in the event such Redemption Date is an interest payment date, then the Make-Whole Payment shall be reduced by any accrued and unpaid interest to, but excluding, the Redemption Date, which accrued and unpaid interest shall instead be paid by the Company on the Redemption Date to the Holder of record of such Security at the close of business on the record date for such interest payment. In no event shall a Holder that has converted, in accordance herewith, such Holder's Security into shares of Common Stock, which Security has been called for Provisional Redemption, be required to surrender any such shares of Common Stock in order to be entitled to receive the Make-Whole Payment with respect to such Security.

                  Subject to the terms and conditions of the Indenture, the Make-Whole Payment may be paid for, in whole or in part, at the election of the Company, in cash or shares of Common Stock or in any combination of cash and shares of Common Stock; provided, however, that (a) no portion of the Make-Whole Payment shall be paid in shares of Common Stock unless the conditions set forth in SECTION 3.01(C)(ix) of the Indenture are satisfied; (b) the Redemption Price shall be exclusively paid in cash; (c) any portion of a Make-Whole Payment that represents unpaid interest or additional interest that has accrued to, but excluding, the Redemption Date (including defaulted interest and any unpaid interest that has accrued, in accordance with SECTION 2.12 of the Indenture, to, but excluding, the Redemption Date on any such defaulted interest) shall be exclusively paid in cash; and (d) the Company will not issue fractional shares of Common Stock in payment of the Make-Whole Payment and shall instead deliver a check in an amount equal to the value of such fraction computed on the basis of the Closing Sale Price on the Trading Day immediately before the Redemption Date. Subject to the provisions of the Indenture, shares of Common Stock issued as payment for any portion of the Make-Whole Payment shall be valued at ninety five percent (95%) of the Average 5-Day Closing Sale Price for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Redemption Date, which average shall be appropriately adjusted in the good faith determination of the Board of Directors (whose determination shall be described in a Board Resolution) to account for the occurrence, during such five (5) Trading Day period, of a stock split, stock dividend or a subdivision or combination of our common stock or a similar event; provided, however, that fractional shares of Common Stock shall be paid in cash as provided in SECTION 3.01(C)(iii)(d) of the Indenture.

                  The Company shall have the right, at the Company's option, at any time, and from time to time, on a Redemption Date on or after May 1, 2009, to redeem all or any part of the Securities at a price payable in cash equal to one hundred percent (100%) of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (an "OPTIONAL REDEMPTION").

                  Upon surrender to the Paying Agent of a Security subject to Redemption, such Security shall be paid, to the Holder surrendering such Security, at the Aggregate Redemption Payment Amount. If the Redemption Date is an interest payment date, the Company shall pay, on such Redemption Date, the accrued and unpaid interest, if any, to, but excluding, the Redemption Date to the Holder of record of such Security at the close of business on the record date for such interest payment, and such accrued and unpaid interest shall not be paid to the Holder submitting such Security for Redemption (unless such Holder was the Holder of record of such Security at the close of business on the record date for such interest payment).

                  If the Paying Agent (other than the Company) holds on the Redemption Date money (and, if applicable as provided in the Indenture and in accordance with the Indenture, shares of Common Stock) sufficient to pay the Aggregate Redemption Payment Amount with respect to all Securities to be redeemed, then (unless there shall be a Default in the payment of the Aggregate Redemption Payment Amount or, in the case of a Provisional Redemption on a Redemption Date that is also an interest payment date, a Default in the payment of the accrued and unpaid interest, if any, to, but excluding, the Redemption Date to the Holder(s) of record of such Securities at the close of business on the record date for such interest payment) on and after the Redemption Date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Security, other than the right to receive the Aggregate Redemption Payment Amount.

         7. NOTICE OF REDEMPTION. Notice of Redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each Holder of Securities to be redeemed at its address appearing in the security register. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

         8. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER. Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on each of May 1, 2009, May 1, 2014 and May 1, 2019 (each, an "OPTION PURCHASE DATE") at an Option Purchase Price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, to, but excluding, applicable Option Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is twenty (20) Business Days prior to the applicable Option Purchase Date until the close of business on the Business Day immediately preceding the applicable Option Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

         Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If the Paying Agent (other than the Company) holds on the applicable Option Purchase Date money sufficient to pay the aggregate Option Purchase Price, and accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date, payable in respect of Securities on such Option Purchase Date, then (unless there shall be a Default in the payment of such aggregate Option Purchase Price or such accrued and unpaid interest) on and after such Option Purchase Date such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all other rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Option Purchase Price plus such accrued and unpaid interest.

         9. REPURCHASE AT OPTION OF HOLDER UPON A REPURCHASE EVENT. Subject to the terms and conditions of the Indenture, in the event of a Repurchase Event, each Holder of the Securities shall have the right, at the Holder's option, to require the Company to repurchase such Holder's Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the "REPURCHASE DATE"), which date is no later than thirty (30) days after the date on which notice of such Repurchase Event is mailed in accordance with the indenture, at a price payable in cash equal to one hundred percent (100%) of the principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Repurchase Date.

         Within thirty (30) days after the occurrence of the Repurchase Event, the Company must mail, or cause to be mailed, notice of the occurrence of such Repurchase Event to each Holder. Such notice shall include, among other things, a description of the procedure which a Holder must follow to exercise the Repurchase Right. To exercise the Repurchase Right, a Holder of Securities must, in accordance with the provisions of the Indenture, (i) deliver, no later than the close of business on the Business Day immediately preceding the Repurchase Date, a Purchase Notice to the Company (if it is acting as its own Paying Agent) or to the Paying Agent; and (ii) deliver, at any time after the delivery of such Purchase Notice, the Securities with respect to which the Holder is exercising its Repurchase Right (together with all necessary endorsements).

         A "REPURCHASE EVENT" shall be deemed to have occurred upon the occurrence of either a "Change in Control" or a "Termination of Trading."

         A "CHANGE IN CONTROL" shall be deemed to have occurred at such time as:

                  (i) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total voting power of all classes of the Company's Capital Stock entitled to vote generally in the election of directors; or

                  (ii) at any time the following persons cease for any reason to constitute a majority of the Company's Board of Directors:

                           (1)      individuals who on the Issue Date
                  constituted the Company's Board of Directors; and

                           (2) any new directors whose election to the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by at least a majority of the directors of the Company then still in office who were either directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or

                  (iii) the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction where the persons that "beneficially owned," directly or indirectly, the shares of the Company's Voting Stock immediately prior to such transaction, "beneficially own," directly or indirectly, immediately after such transaction, shares of the continuing, surviving or acquiring corporation's Voting Stock representing at least a majority of the total voting power of all outstanding classes of the Voting Stock of the continuing, surviving or acquiring corporation and such persons "beneficially own" such shares in substantially the same proportion as such ownership immediately prior to the transaction; or

                  (iv) the sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

                  (v) the Company is liquidated or dissolved or the holders of the Company's Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company;

         provided, however, that a Change in Control will not be deemed to have occurred if either:

                           (1)      the Closing Sale Price for each of any five
                  (5) Trading Days during the ten (10) Trading Days immediately preceding the Change in Control is equal to at least one hundred and twenty percent (120%) of the Conversion Price in effect on such Trading Day; or

                           (2) in the case of a merger or consolidation, all of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in the merger or consolidation constituting the Change in Control consists of common stock and any associated rights traded on a U.S. national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control), and, as a result of such transaction or transactions, the Securities become convertible solely into such common stock and associated rights.

         A "TERMINATION OF TRADING" shall occur if the Common Stock of the Company (or other common stock into which the Securities are then convertible) is neither listed for trading on a

U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

         10.      CONVERSION.

         Conversion Based on Closing Sale Price of Common Stock. Subject to earlier Redemption, Repurchase at Holder's Option or Repurchase Upon Repurchase Event, Holders may surrender Securities in integral multiples of $1,000 principal amount for conversion into shares of Common Stock on any Business Day of a calendar quarter after the calendar quarter ending June 30, 2004, if the Closing Sale Price for each of twenty (20) or more consecutive Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds one hundred and twenty five percent (125%) of the Adjusted Conversion Price (as defined below) in effect on the last Trading Day of the immediately preceding calendar quarter. As used herein the "ADJUSTED CONVERSION PRICE" in effect on the last Trading Day of the immediately preceding calendar quarter means the Conversion Price in effect on such last Trading Day, appropriately adjusted, in the good faith determination of the Board of Directors, which determination shall be described in a Board Resolution, to account for any adjustments to the Conversion Rate which shall have become effective during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter.

         Conversion Upon Satisfaction of Trading Price Condition. Subject to earlier Redemption, Repurchase at Holder's Option or Repurchase Upon Repurchase Event, Holders may surrender Securities in integral multiples of $1,000 principal amount for conversion into shares of Common Stock during the five (5) Business Day period after any five (5) consecutive Trading Day period (the "NOTE MEASUREMENT PERIOD") in which the average Trading Price per $1,000 principal amount of the Securities was equal to or less than ninety seven percent (97%) of the average Conversion Value (as defined below) during the Note Measurement Period (such condition, the "TRADING PRICE CONDITION"). The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder of at least one million dollars ($1,000,000) in aggregate principal amount of Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be equal to or less than ninety seven percent (97%) of the product of the Closing Sale Price and the Conversion Rate. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of the Securities for each of the five
(5) successive Trading Days immediately after the date the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. Notwithstanding anything to the contrary in this paragraph, a Security may not be surrendered for conversion pursuant to the Trading Price Condition after May 1, 2019 if, on any Trading Day during the applicable Note Measurement Period, the Closing Sale Price shall be between one hundred percent (100%) and one hundred and twenty five percent (125%) of the Conversion Price in effect on such Trading Day. For purposes of this paragraph, the "CONVERSION VALUE" per $1,000 principal amount of Securities, on a given Trading Day, means the product of the Closing Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.

         Conversion Based on Redemption. A Security, or portion of a Security, which has been called for Redemption pursuant to PARAGRAPH 6 may be surrendered in integral multiples of $1,000 principal amount for conversion into shares of Common Stock; provided, however, that such Security or portion thereof may be surrendered for conversion pursuant to this paragraph only until the close of business on the Business Day immediately preceding the Redemption Date.

         Conversion Upon Certain Distributions. Subject to earlier Redemption, Repurchase at Holder's Option or Repurchase Upon Repurchase Event, if the Company takes any action, or becomes aware of any event, that would require an adjustment to the Conversion Rate pursuant to SECTIONS 10.06(b), 10.06(c), 10.06(d), 10.06(e) or 10.06(f) of the Indenture, the Securities may be surrendered for conversion in integral multiples of $1,000 principal amount into shares of Common Stock beginning on the date the Company mails the notice to the Holders as provided in Section 10.11 of the Indenture (or, if earlier, the date the Company is required to mail such notice) and at any time thereafter until the close of business on the Business Day immediately preceding the "ex" date (as defined in SECTION 10.06(h) of the Indenture) of the applicable transaction or until the Company announces that such transaction will not take place.

         Conversion Upon Occurrence of Certain Corporate Transactions. Subject to earlier Redemption, Repurchase at Holder's Option or Repurchase Upon Repurchase Event, if either (i) the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange
Act) is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total voting power of all classes of the Company's Capital Stock entitled to vote generally in the election of directors, or (iii) the Company sells, transfers, leases, conveys or otherwise disposes of all or substantially all of the property or assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, then, in each case, the Securities may be surrendered in integral multiples of $1,000 principal amount for conversion into shares of Common Stock at any time from and after the date which is fifteen (15) days prior to the date announced by the Company as the anticipated effective date of such transaction or event (which anticipated effective date the Company shall disclose, in good faith, in the written notice and public announcement referred to in SECTION 10.01(C) of the Indenture) until the date that is fifteen (15) days after the actual effective date of such transaction or event.

         The initial Conversion Rate is 33.9153 shares of Common Stock per $1,000 principal amount of Securities (which results in an effective initial Conversion Price of approximately $29.49 per share) subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver a check in lieu of any fractional share. On conversion, no payment or adjustment for any unpaid and accrued interest on, or additional interest with respect to, the Securities will be made, except as specified in the Indenture. If a Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder at the close of business on such record date is to receive, unless such Security has been called for Redemption as described in the Indenture.

         To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay as provided in the last sentence of the immediately preceding paragraph and (5) pay any tax or duty if required pursuant to the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

         Any shares of Common Stock issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed by the Company and the Holder thereof).

         11. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. The Company, the Trustee and the Registrar shall not be required to register the transfer of or exchange any Security (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of the Securities selected for Redemption under SECTION 3.04 of the Indenture and ending at the close of business on the day of such mailing or (ii) for a period of fifteen
(15) days before the selection, pursuant to SECTION 3.03 of the Indenture, of Securities to be redeemed or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

         12. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

         13. MERGER OR CONSOLIDATION. The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company to, another person, whether in a single transaction or series of related transactions, unless (i) such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia; (ii) such person assumes by supplemental indenture all the obligations of the Company under the Securities and the

Indenture; and (iii) immediately after giving effect to the transaction, no Default or Event of Default shall exist.

         14. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions and to the provisions of the Indenture, the Indenture, the Securities and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. In accordance with the terms of the Indenture, the Company and the Guarantors, with the consent of the Trustee, may amend or supplement this Indenture or the Securities or the Subsidiary Guarantees without notice to or the consent of any Securityholder: (i) to comply with SECTIONS 5.01 and 10.12 of the Indenture; (ii) to make any changes or modifications to the Indenture necessary in connection with the registration of the public offer and sale of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of the Indenture under the TIA; (iii) to secure the obligations of the Company in respect of the Securities; (iv) to add to the covenants of the Company described in the Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; (v) to make provisions with respect to adjustments to the Conversion Rate as required by the Indenture or to increase the Conversion Rate in accordance with the Indenture; and (vi) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Securities pursuant to SECTION 4.09 of the Indenture. In addition, the Company, the Guarantors and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not materially adversely affect the rights of any Holder. In addition, the Company shall not release any Guarantor from any of its obligations under such Guarantor's Subsidiary Guarantee or the Indenture except in accordance with the terms of the Indenture, or modify the terms of any Subsidiary Guarantee in a manner materially adverse to Holders, in each case without the consent of the Trustee and holders of at least two-thirds (2/3) in aggregate principal amount of the outstanding Securities. In accordance with the terms of the Indenture, certain amendments, supplements and waivers cannot be made without the consent of each Holder of each outstanding Security affected.

         15. DEFAULTS AND REMEDIES. Subject to the provisions of the Indenture, an "EVENT OF DEFAULT" occurs if (i) the Company fails to pay the principal of, or premium, if any, on, any Security when the same becomes due and payable, whether at maturity, upon Redemption, on an Option Purchase Date with respect to a Repurchase at Holder's Option, on a Repurchase Date with respect to a Repurchase Upon Repurchase Event or otherwise, whether or not such payment is prohibited by ARTICLE XI of the Indenture; (ii) the Company fails to pay an installment of interest or additional interest, on any Security when due, if such failure continues for thirty (30) days after the date when due, whether or not such payment is prohibited by ARTICLE XI of the Indenture; (iii) the Company fails to timely provide a Repurchase Event Notice, or an Option Purchase Notice, as required by the provisions of the Indenture; (iv) the Company fails to comply with any other term, covenant or agreement set forth in the Securities or the Indenture and such failure continues for the period, and after the notice, specified in the Indenture; (v) the Company or any of its Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness for money borrowed, in the aggregate principal amount then outstanding of ten million dollars

($10,000,000) or more, or the acceleration of Indebtedness of the Company or any of its Subsidiaries for money borrowed in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within thirty (30) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in the aggregate principal amount of the Securities then outstanding, each in accordance with the Indenture; (vi) the Company or any of its Subsidiaries fails to pay final judgments, the uninsured portion of which aggregates in excess of ten million dollars ($10,000,000), and such judgments are not paid, discharged or stayed within thirty (30) days; (vii) except as permitted by the Indenture, at any time on or after the Guarantee Effectiveness Date, any Subsidiary Guarantee of a Guarantor that is a Significant Subsidiary of the Company, or any Subsidiary Guarantees of any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under such Guarantor's Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency involving the Company or any of its Significant Subsidiaries (including any Guarantor that is a Significant Subsidiary of the Company) or any group of Subsidiaries (including Guarantors) that in the aggregate would constitute a Significant Subsidiary of the Company.

                  If an Event of Default (excluding an Event of Default specified in SECTION 6.01(viii) or (ix) of the Indenture with respect to the Company (but including an Event of Default specified in SECTION 6.01(viii) or (ix) of the Indenture solely with respect to a Significant Subsidiary of the Company (including any Guarantor that is a Significant Subsidiary of the Company) or any group of Subsidiaries (including Guarantors) that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, premium, if any, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in
SECTION 6.01(viii) or (ix) of the Indenture with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in SECTION 6.01(viii) or (ix) of the Indenture solely with respect to a Significant Subsidiary of the Company (including any Guarantor that is a Significant Subsidiary of the Company) or any group of Subsidiaries (including Guarantors) that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree,
(B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under SECTION 7.07 if the Indenture have been paid.

                  Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of the Indenture, the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if, and so long as it in good faith determines that, withholding the notice is in the best interests of Holders. The Company must deliver to the Trustee an annual compliance certificate.

         16. SUBORDINATION. The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company. Each Holder, by accepting a Security, agrees to the subordination provisions of the Indenture and authorizes the Trustee to give them effect.

         17. GUARANTEE. To the extent provided in, and in accordance with, the Indenture, the Securities will be guaranteed jointly and severally, on a senior subordinated basis by the Guarantors. The Guarantees will be subordinated in right of payment to all existing and future Senior Indebtedness of the Guarantors.

         18. REGISTRATION RIGHTS. The Holders are entitled to registration rights as set forth in the Registration Rights Agreement. The Holders shall be entitled to receive additional interest in certain circumstances, all as set forth in the Registration Rights Agreement.

         19. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         20. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee or shareholder, as such, of the Company or any Guarantor shall have any liability for any obligations of the Company or any Guarantor under the Securities or any Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

         21. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

         22. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety),

JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

         THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

                             Matria Healthcare, Inc.
                               1850 Parkway Place
                               Marietta, GA 30067

                              [FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

--------------------------------------------

--------------------------------------------------------------------------------
(please print or type name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints

--------------------------------------------------------------------------------

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:
      ---------------------------   --------------------------------
                                    NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer
                                    Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:
                     -----------------------------------------------

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended, covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

                                   [Check One]

(1)      ____     to the Company or any Subsidiary thereof, or

(2)      ____     pursuant to, and in compliance with, the exemption from
                  registration provided by Rule 144A under the Securities Act of
                  1933, as amended, or

(3)      ____     pursuant to, and in compliance with, the exemption from
                  registration provided by Rule 144 under the Securities Act of
                  1933, as amended, or

(4)      ____     pursuant to, and in compliance with, an exemption from
                  registration under the Securities Act of 1933, as amended, other than Rule 144A or Rule 144, or

(5)      ____     pursuant to an effective registration statement under the
                  Securities Act of 1933, as amended,

and, unless the box below is checked, the undersigned confirms that this Security is not being transferred to an "affiliate" of the Company (an "Affiliate") as defined in Rule 144 under the Securities Act of 1933, as amended:

         [ ]      The transferee is an Affiliate of the Company. (If the
Security is transferred to an Affiliate, the restrictive legend must remain on the Security for at least two (2) years following the date of the transfer.)

Unless one of the items (1) through (5) is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
(3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended. If item (2) is checked, the purchaser must complete the certification below.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:                       Signed:
       -------------------          --------------------------------------------
                                    (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
                     -----------------------------------------------------------

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       ---------------------      ----------------------------------------------
                                  NOTICE: To be executed by an executive officer

                                CONVERSION NOTICE

To convert this Security into Common Stock of the, check the box: [ ]

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

                               $__________________

If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------
(Insert other person's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type other person's name, address and zip code)

--------------------------------------------------------------------------------

Date:                  Signature(s):
     --------------                 --------------------------------------------

                                    --------------------------------------------
                                    (Sign exactly as your name(s) appear(s) on the other side of this Security)


Signature(s) guaranteed by:
                           -----------------------------------------------------
                           (All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

                                 PURCHASE NOTICE

Certificate No. of Security:
                            --------------

         If you want to elect to have this Security purchased by the Company pursuant to SECTION 3.08 of the Indenture, check the box:

         If you want to elect to have this Security purchased by the Company pursuant to SECTION 3.09 of the Indenture, check the box:

         If you want to elect to have only part of this Security purchased by the Company pursuant to SECTIONS 3.08 or 3.09 of the Indenture, as applicable, state the principal amount to be so purchased by the Company:

                    $
                     ---------------------------------------
                       (in an integral multiple of $1,000)

Date:                               Signature(s):
     ------------------                          -------------------------------

                                    --------------------------------------------
                                    (Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
                                    --------------------------------------------
                                    (All signatures must be guaranteed by a
                                    guarantor institution participating in the
                                    Securities Transfer Agents Medallion Program
                                    or in such other guarantee program
                                    acceptable to the Trustee.)

                                   SCHEDULE A

           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY(a)

         The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

                                                                          Principal amount of
                           Amount of decrease    Amount of Increase in        this Global           Signature or
                           in Principal amount    Principal amount of     Security following    authorized signatory
                             of this Global       this Global Security       such decrease       of Trustee or Note
    Date of Exchange            Security                                      or increase             Custodian


---------------------

(a) This is included in Global Securities only.

                                                                     EXHIBIT B-1

                        FORM OF PRIVATE PLACEMENT LEGEND

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES THAT IT WILL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS INVOLVING THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT, AND

(3) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY

         (A)      TO THE COMPANY OR ANY SUBSIDIARY THEREOF,

         (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

         (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

         (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


                                      B-1-1

                                                                     EXHIBIT B-2

                       FORM OF LEGEND FOR GLOBAL SECURITY

         Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.


                                      B-2-1

                                                                     EXHIBIT B-3

           FORM OF LEGEND REGARDING REGISTRATION RIGHTS AGREEMENT AND
                             SUBSIDIARY GUARANTEES

         THIS SECURITY SHALL BE ENTITLED TO THE BENEFITS OF THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED MAY 5, 2004, AMONG MATRIA HEALTHCARE, INC., UBS SECURITIES LLC AND THE OTHER PARTIES NAMED THEREIN.

         THIS SECURITY SHALL BE ENTITLED TO THE BENEFITS OF THE SUBSIDIARY GUARANTEES REFERRED TO IN THAT CERTAIN INDENTURE, DATED MAY 5, 2004, AMONG MATRIA HEALTHCARE, INC., THE GUARANTORS NAMED THEREIN AND WELLS FARGO BANK, N.A.


                                      B-3-1

                                                                       EXHIBIT C

          Form of Notice of Transfer Pursuant to Registration Statement

Matria Healthcare, Inc.
1850 Parkway Place
Marietta, GA 30067
Attention: General Counsel

Wells Fargo Bank, N.A.
213 Court Street, Suite 703
Middletown, CT 06457
Attn: Corporate Trust Services

         Re: Matria Healthcare, Inc. (the "COMPANY") 4.875% Convertible Senior Subordinated Notes due 2024 (the "SECURITIES")

Ladies and Gentlemen:

         Please be advised that _____________ has transferred $___________ aggregate principal amount of the Securities and ________ shares of the Common Stock, $0.01 par value per share, of the Company issued on conversion of the Securities ("STOCK") pursuant to an effective Shelf Registration Statement on Form S-3 (File No. 333-________).

         We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Securities or Stock is named as a "Selling Security Holder" in the Prospectus dated _________, or in amendments or supplements thereto, and that the aggregate principal amount of the Securities and the number of shares of Stock transferred are [a portion of] the Securities and Stock listed in such Prospectus, as amended or supplemented, opposite such owner's name.

                                                     Very truly yours,



                                                     ---------------------------
                                                               (Name)

                                                                       EXHIBIT D

    Form of Opinion of Counsel in Connection with Registration of Securities

Wells Fargo Bank, N.A.
213 Court Street, Suite 703
Middletown, CT 06457
Attn: Corporate Trust Services

         Re: Matria Healthcare, Inc. (the "COMPANY") 4.875% Convertible Senior Subordinated Notes due 2024

Ladies and Gentlemen:

         Reference is made to the Company's 4.875% Convertible Senior Subordinated Notes due 2024 (together with the Subsidiary Guarantees (as defined in the Indenture referred to below), the "SECURITIES") issued pursuant to a certain Indenture (the "INDENTURE") dated as of May 5, 2004 by and among the Company, the Guarantors named therein and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"). The Company issued $75,000,000 principal amount of Securities on May 5, 2004 [and an additional $_____________ on ___________ [IF THE INITIAL PURCHASER'S OPTION IS EXERCISED]] in transactions exempt from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company has filed with the Securities and Exchange Commission (the "SEC") [a] [Amendment No. [_] to the] Registration Statement on Form S-3 (File No. 333-______) (the "REGISTRATION STATEMENT") relating to the registration under the Securities Act of $______________ principal amount of the Securities and the shares of Common Stock of the Company (the "SHARES") issuable upon conversion of the Securities being registered. The Registration Statement was declared effective by order of the SEC dated _____________.

         We have acted as counsel for the Company in connection with the issuance of the Securities and the preparation and filing of the Registration Statement and are familiar with the Securities, the Indenture, the Registration Statement, the above-mentioned SEC order and such other documents as are necessary to render this opinion.

         Based on the foregoing, it is our opinion that (1) the Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, (2) assuming that the Securities covered by the Registration Statement and the Shares issuable upon conversion of such Securities are sold by a relevant Holder specified in the Registration Statement in a manner specified in the Registration Statement, such sale of the Securities and Shares issuable upon conversion of the Securities will have been duly registered under the Securities Act and (3) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

Yours truly,

                                                                       EXHIBIT E

                          Form of Notation of Guarantee

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, effective on and after the Guarantee Effectiveness Date (if any), to the extent set forth, and subject to the provisions provided, in the Indenture (the "INDENTURE"), dated May 5, 2004, among Matria Healthcare, Inc., the Guarantors named therein and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"),
(a) the due and punctual payment of the principal of, premium, if any, and interest or additional in interest, if any, on the Securities (including, without limitation, any "additional interest" (as defined in the Indenture) in respect of shares of Common Stock issued upon conversion of a Security or issued pursuant to ARTICLE III of the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest or additional interest, if any, on the Securities or such shares, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under the Indenture or the Securities or the Registration Rights Agreement, all in accordance with the terms of the Indenture, the Securities and the Registration Rights Agreement; and (b) in case of any extension of time of payment or renewal of any Securities, any such shares or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in ARTICLE XII of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees. Each Holder of a Security, by accepting the same, (a) agrees to, and shall be bound by, such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination of the Subsidiary Guarantees as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose. For purposes hereof, "Holder" shall be deemed to include any holder of shares of Common Stock issued upon conversion of a Security or issued pursuant to ARTICLE III of the Indenture.

         Each Guarantor, and, by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of each Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under ARTICLE XI of the Indenture, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

         Notwithstanding anything herein to the contrary, the Guarantees hereof shall become operative on the Guarantee Effectiveness Date (if any) and shall remain operative, except as otherwise provided in the Indenture, on and after such date (it being understood that the Guarantees hereof shall not become operative if there shall be no Guarantee Effectiveness Date).

         Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture.

  [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the [Guarantor] has caused this Subsidiary Guarantee to be duly executed as of this __________________________.

                                           [Guarantor]


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT F

     Form of Supplemental Indenture to be Delivered by Subsequent Guarantors

         SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of ________________, among __________________ (the "GUARANTEEING SUBSIDIARY"), a subsidiary of Matria Healthcare, Inc. (or its permitted successor), a Delaware corporation (the "COMPANY"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, N.A., as trustee under the Indenture referred to herein (the "TRUSTEE").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of May 5, 2004, providing for the issuance of the Company's 4.875% Convertible Senior Subordinated Notes due 2024 (the "SECURITIES");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall guarantee all of the Company's Obligations under the Securities, the Indenture and the "Registration Rights Agreement" (as defined in the Indenture) on the terms and conditions set forth herein (the "SUBSIDIARY GUARANTEE"); and

         WHEREAS, pursuant to SECTION 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

         1. DEFINITIONS AND CONSTRUCTION. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. The terms "herein," "hereof," "hereto," "hereinafter" and similar terms, as used in this Supplemental Indenture, shall in each case refer to this Supplemental Indenture as a whole and not to any particular section, paragraph, sentence or other subdivision of this Supplemental Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees that ARTICLE XII of the Indenture shall apply to the Guaranteeing Subsidiary to the same effect as if the Guaranteeing Subsidiary had been named as a "Guarantor" in the Indenture.

         6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or the Guaranteeing Subsidiary under the Securities, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a

Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

         7. NEW YORK LAW TO GOVERN. The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Supplemental Indenture, the Securities and the Subsidiary Guarantees.

         8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same Supplemental Indenture.

         9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

  [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                        [GUARANTEEING SUBSIDIARY]



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                        MATRIA HEALTHCARE, INC.



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        [EXISTING GUARANTORS]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



                                        WELLS FARGO BANK, N.A.



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                      SCHEDULE 1

                             Schedule of Guarantors

1.       Quality Oncology, Inc.
2.       Diabetes Self Care, Inc.
3.       Facet Technologies LLC
4.       Diabetes Management Solutions, Inc.


                                      S1-1